SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant    ☒
Filed by a party other than the Registrant    ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a—6(e)(2))

☐	Definitive Proxy Statement
☐	Definitive additional materials

☐	Soliciting material under Rule 14a-12

HOME PROPERTIES, INC.
(Name of Registrant as Specified in Its Charter)
________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2)	Aggregate number of securities to which transactions applies:

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☐	Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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                                              PRELIMINARY PROXY STATEMENT

March 28, 2014

Dear Stockholder:

The Annual Meeting of Stockholders of Home Properties, Inc. will be held on Tuesday, April 29, 2014, at 9:00 a.m. at Clinton Square, 14th Floor, Rochester, New York.  The agenda for the Annual Meeting is expected to consist solely of the opportunity for any stockholders present to cast a ballot if they choose to do so and a brief report on the outcome of the stockholder vote.  There will not be a formal presentation by management.

A Notice of Annual Meeting and a Proxy Statement are attached.  They describe the matters to be acted upon at the Annual Meeting.

Your vote on all the matters described in the Proxy Statement is very important.  Please sign, date and return the enclosed proxy card in the envelope provided.  Alternatively, you may choose to vote by telephone or Internet.  Voting by any of these methods before the meeting will ensure that your shares are represented at the meeting.

Thank you for your continued confidence in Home Properties.

Sincerely,

HOME PROPERTIES, INC.

Edward J. Pettinella
President and Chief Executive Officer

 HOME PROPERTIES, INC.
850 Clinton Square
Rochester, New York 14604
_______________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 29, 2014
_______________________________________

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Home Properties, Inc. (the "Company") will be held on Tuesday, April 29, 2014 at 9:00 a.m. at Clinton Square, 14th Floor, Rochester, New York.  Clinton Square is located at the northwest corner of Clinton Avenue and Broad Street in downtown, Rochester, New York.  At the Annual Meeting, stockholders will be asked to:

1.	Elect eight Directors of the Company to serve until the 2015 Annual Meeting of Stockholders and until their respective successors are elected;
2.	Cast a non-binding advisory vote to approve the Company’s executive compensation;
3.
Approve an amendment to the Company’s Articles of Amendment and Restatement of the Articles of Incorporation, as amended, to increase the number of authorized shares of the Company’s Common Stock, par value $.01 per share, by 80 million shares;

4.	Approve amendments to the Company’s 2011 Stock Benefit Plan;
5.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014; and
6.	Consider and act upon any other matters that are properly brought before the Annual Meeting and at any adjournments or postponements thereof.

The Board of Directors of the Company set the close of business on February 28, 2014 as the record date for the Annual Meeting.  Only stockholders whose names appear on the stock register of the Company at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements.  If you hold your stock in the name of a brokerage firm, bank or other nominee, only that entity can vote your shares.  Please give instructions as to how you wish your shares to be voted to the person responsible for your account.

There are four ways to vote.  We encourage you to vote by Internet or telephone.
You can vote by:
-  Internet at www.investorvote.com/HME;
-  toll-free telephone at 1-800-652-VOTE (8683);
-  completing the enclosed proxy card and returning it in the enclosed postage prepaid envelope; or
-  written ballot at the meeting.

If you vote by Internet or telephone, your vote must be received before 11:59 p.m. Eastern Time on
April 28, 2014, the day before the Annual Meeting.  You may change your vote or revoke your proxy at any time before the Annual Meeting:

-  by entering a new vote by Internet or telephone;
-  by returning a later dated proxy card;
-  by sending written notice to Ann M. McCormick, Secretary of the Company, at 850 Clinton Square,
   Rochester, New York 14604; or
-  by completing a written ballot at the Annual Meeting.

Rochester, New York	By Order of the Board of Directors
March 28, 2014

Ann M. McCormick
Secretary

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY ONE OF THE ABOVE METHODS.  IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY VOTED.
Important Notice Regarding the Availability of Proxy Materials
 for the Annual Stockholders Meeting to be Held on April 29, 2014:
This Proxy Statement and the 2013 Annual Report are available at
www.homeproperties.com/Investors

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HOME PROPERTIES, INC.
850 Clinton Square
Rochester, New York 14604
_______________________________________

PROXY STATEMENT
_______________________________________

FOR 2014 ANNUAL MEETING OF STOCKHOLDERS
to be held on April 29, 2014

March 28, 2014
GENERAL INFORMATION

This Proxy Statement is delivered to you in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of Home Properties, Inc. (the "Company") for use at the 2014 Annual Meeting of Stockholders of the Company (the "Annual Meeting").  The Annual Meeting will be held on Tuesday, April 29, 2014 at 9:00 a.m. at Clinton Square, 14th Floor, Rochester, New York.  The approximate date on which the enclosed form of proxy and this Proxy Statement are first being sent to stockholders is March 28, 2014.  The principal executive offices of the Company are located at 850 Clinton Square, Rochester, New York 14604.

Who May Vote?

Stockholders of the Company as of the Company’s record date, February 28, 2014, may vote.  On February 28, 2014, there were 57,073,211 shares of the Company’s Common Stock outstanding.  Each share of Common Stock has one vote.

How Do I Vote?

There are four ways to vote:
1.	by Internet at www.investorvote.com/HME;
2.	by toll-free telephone at 1-800-652-VOTE (8683);
3.	by completing the enclosed proxy card and returning it in the enclosed postage prepaid envelope; or
   4.  by written ballot at the Annual Meeting.

How Does a Proxy Work?

The Company’s Board of Directors is asking for your proxy.  By giving us your proxy, you authorize the proxy holders (Edward J. Pettinella, the Company’s Chief Executive Officer, and Ann M. McCormick, the Company’s General Counsel and Secretary) to vote your shares at the Annual Meeting in the manner you direct.

If you vote by any of the above methods but do not specify how you wish to vote your shares, your shares will be voted in accordance with the recommendations of the Board of Directors.  The proxy holders will also vote shares according to their discretion on any other matter properly brought before the meeting.

What if a Broker Holds my Shares?

If you hold shares through someone else, such as a stockbroker, you will get proxy material from them and a card requesting your instructions on how to vote your shares.  If you want your vote to count with respect to Proposals 1, 2, 3 and 4 you must complete and return the card.  If a broker holds your shares and you do not instruct your broker how to vote, no votes will be cast on your behalf.  Your broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 5).

What Constitutes a Quorum?

The presence, in person or by proxy, of holders of a majority of all of the shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.  Abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present.  A “broker non-vote” refers to a share represented at the Annual Meeting which is held by a broker or other nominee who has not received instructions from the beneficial owner or person entitled to vote such share and with respect to which such broker or nominee does not have discretionary voting power to vote such share on one or more but not all proposals.

What Vote is Required to Approve Each Proposal?

Proposal 1:  The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of a Director in an uncontested election.  A majority of votes cast means that the number of votes cast “for” the election of the Director nominee exceeds fifty percent of the total number of votes cast with respect to the election of that Director nominee.  For purposes of this proposal, abstentions and broker non-votes, will not be counted as votes cast and will have no effect on the result of the vote.  If any incumbent Director does not receive a majority of the votes cast for his or her election, the Director is required to tender his or her resignation for the consideration of the Board.

Proposal 2:  The affirmative vote of a majority of votes cast at the Annual Meeting is required to provide advisory approval of the Company’s executive compensation.  For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Proposal 3:  The affirmative vote of the holders of a majority of all outstanding shares of Common Stock is required to approve the amendment to the Articles of Amendment and Restatement of the Articles of Incorporation, as amended (the “Articles”).  For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast and will therefore have the effect of a vote against this proposal.

Proposal 4:  The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the approval of the amendment to the 2011 Stock Benefit Plan.  For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Proposal 5:  The affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014.  For purposes of this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

How Does the Board of Directors Recommend I Vote?

Please see the information included in the Proxy Statement relating to the proposals to be voted on.  Our Board of Directors unanimously recommends that you vote:

1.	“FOR” each of the nominees to the Board of Directors.
2.	“FOR” the non-binding resolution to approve the Company’s executive compensation.
3.	“FOR” an amendment to the Company’s Articles to increase the number of authorized shares of Common
    Stock.
4.	“FOR” the amendments to the Company’s 2011 Stock Benefit Plan.
5.	“FOR” ratification of the election of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm auditors for 2014.

Can I Change My Vote?

You may revoke your proxy before it is voted at the Annual Meeting by entering a new vote by Internet or telephone, by submitting a new proxy with a later date, by voting in person at the Annual Meeting or by notifying the Company’s Secretary in writing prior to the Annual Meeting as follows:  Ann M. McCormick, Home Properties, Inc., 850 Clinton Square, Rochester, New York 14604.

Can I Access the Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and the 2013 Annual Report to Stockholders on the Internet?

The Notice of Annual Meeting, this Proxy Statement, the Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the 2013 Annual Report to Stockholders are available on the Company’s website at www.homeproperties.com under the heading “Investors.”

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors has nominated Michael D. Barnello, Bonnie S. Biumi, Stephen R. Blank, Alan L. Gosule, Leonard F. Helbig, III, Thomas P. Lydon, Jr., Edward J. Pettinella and Clifford W. Smith, Jr. to serve as Directors (the "Nominees").  Each of the Nominees is currently serving as a Director of the Company.  The Board of Directors anticipates that each of the Nominees will serve as a Director if elected.

If the Nominees are all elected, the size of the Board of Directors will continue to consist of eight members.

Any individual elected at the Annual Meeting is elected to serve as a Director until the 2015 Annual Meeting of Stockholders and until a successor has been elected.

Information Regarding Nominees for Director

The following paragraphs provide information as of the date of this Proxy Statement about each Nominee.  The information presented includes information the Directors have given us about their age, their principal occupation and business experience for the past five years, and the names of other publicly-held companies of which they currently serve as a director or have served as a director during the past five years.  The ticker symbols for those other publicly-held companies traded on a national securities exchange are included for your reference.  In addition to the information presented below regarding the Nominees’ specific experience, qualifications, attributes and skills that led our Board to the conclusion that they should serve as a Director, we also believe that all of our Nominees have a reputation for integrity, honesty and adherence to high ethical standards.  They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.

Michael D. Barnello, age 48, became a Director of the Company in October, 2013. Mr. Barnello has been President, Chief Executive Officer and Trustee of LaSalle Hotel Properties (NYSE:LHO) since 2009. Prior to 2009, he served as President, Chief Operating Officer and Trustee. LaSalle Hotel Properties is a real estate investment trust (“REIT”) that buys, owns and redevelops full-service hotels located in convention, resort and major urban business markets. Prior to joining LaSalle Hotel Properties, he was Senior Vice President at LaSalle Partners. Previously he held positions in hotel asset management and acquisitions at VMS Realty Partners and Strategic Realty Advisors, Inc. He is on the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and is a graduate of the School of Hotel Administration at Cornell University.

Mr. Barnello’s experience as President and Chief Executive Officer of a public REIT resulting in his broad understanding of the operational, financial and strategic issues facing a REIT led the Board to conclude that he should be elected to the Board and continue to serve as a Director.

Bonnie S. Biumi, age 51, became a Director of the Company in October, 2013. Ms. Biumi was President and Chief Financial Officer from 2007 to 2012 of Kerzner International Resorts, Inc., a developer, owner and operator of destination resorts, casinos and luxury hotels in the Bahamas, Mexico, Mauritius, the Maldives, Africa and Dubai. Previously, she held senior level financial positions at NCL Corporation, Ltd., Royal Caribbean Cruises, Ltd., Neff Corporation, Peoples Telephone Company, Inc. and Price Waterhouse. Ms. Biumi serves on the board of Isle of Capri Casinos (NASDAQ:ISLE), where she serves as a member of the Compensation, Compliance and Strategic Committees.  She is a Certified Public Accountant and a graduate of the University of Florida.

Ms. Biumi’s experience in public accounting and as Chief Financial Officer and in other senior level positions in industries that, like multifamily residential properties, are capital intensive and consumer-driven, as well as her service on the board and committees of another public company, led the Board to conclude that she should be elected to the Board and continue to serve as a Director.

Stephen R. Blank, age 68, has been a Director of the Company since 2009.  Since 1998, Mr. Blank has been a Senior Resident Fellow, Finance, at the Urban Land Institute (“ULI”), a non-profit education and research institute which studies land use and real estate development policy.  Prior to joining ULI, Mr. Blank served from 1993 to 1998 as Managing Director - Real Estate Investment Banking of CIBC Oppenheimer Corp.  From 1989 to 1993, Mr. Blank was Managing Director of the Real Estate Corporate Finance Department of Cushman & Wakefield, Inc.  From 1979 to 1989, Mr. Blank served as Managing Director - Real Estate Investment Banking of Kidder, Peabody & Co.  From 1973 to 1979, Mr. Blank was employed by Bache & Co., Incorporated as Vice President, Direct Investment Group.  Mr. Blank is Chairman of the Board of Trustees of Ramco-Gershenson Properties Trust (NYSE: RPT) and a Director of MFA Financial, Inc. (NYSE: MFA).  For MFA, he serves as Chairman of the Audit Committee and as a member of the Compensation Committee.  For RPT, he serves as Chairman of the Nominating and Governance Committee and as a member of the Compensation Committee.  From May 1999 to February 2007, Mr. Blank was a member of the Board of Directors of BNP Residential Trust, Inc.  Mr. Blank is a graduate of Syracuse University and received a Masters in Business Administration degree in Finance from Adelphi University.

Mr. Blank’s knowledge of the real estate industry as evidenced by his position at ULI, his experience in the investment banking industry, including his expertise in public and private real estate finance, and his service on the boards and committees of other public and private companies led the Board to conclude that he should continue to serve as a Director.

Alan L. Gosule, age 73, has been a Director of the Company since 1996.  Mr. Gosule is a partner in the law firm of Clifford Chance US LLP in New York, New York and has practiced law with that firm and its predecessor since 1991.  From 2002 to August 2005, he served as the Regional Head of Clifford Chance’s Real Estate Department for the Americas and, prior to 2002, was the Regional Head of the firm’s Tax, Pension and Employment Department for the Americas.  Prior to 1991, Mr. Gosule practiced law with the firm of Gaston & Snow, where he was a member of that firm’s Management Committee and the Chairman of the Tax Department.  Mr. Gosule currently serves on the Boards of MFA Financial, Inc. (NYSE: MFA) and F.L. Putnam Investment Management Company.   For MFA, he serves as a member of the Compensation and Nominating and Corporate Governance Committees.   He also serves as a member of the Board of Trustees of the Ursuline Academy.  Mr. Gosule is a graduate of Boston University and received a Juris Doctor degree from Boston University Law School and an LLM in Taxation from Georgetown Law School.

Mr. Gosule’s experience as a lawyer and partner of a major international law firm (including prior service as Chair of the Tax and Real Estate Departments), his knowledge of tax law and related matters, including real estate investment trusts, and his experience in advising and serving on the boards and committees of other public and private companies led the Board to conclude that he should continue to serve as a Director.

Leonard F. Helbig, III, age 68, has been a Director of the Company since 1994.  Mr. Helbig is a principal of Cape Realty Advisors, LLC, a New Jersey based residential investment and development company.  He is also an active owner and manager of various self storage and manufactured housing communities throughout the northeast.  Between 1980 and 2002 he was employed by Cushman & Wakefield, Inc. where he held various senior management positions.  From 1980 through 1987, he founded and served as National Director of that firm’s Valuation and Consulting Services.  From 1987 until 2002, Mr. Helbig served as President of Financial Services.  Between 1995 and 2000, he also served as Executive Managing Director of Asset and Property Management Services.  He was a member of Cushman & Wakefield’s Board of Directors and Executive and Management Committees.  He also holds the MAI professional designation from the Appraisal Institute.  Mr. Helbig is a graduate of LaSalle University in Philadelphia with a Bachelor of Science degree in Industrial Management.

Mr. Helbig’s corporate management experience and his experience in the acquisition, disposition, development, leasing, management and appraisal of commercial and multifamily real estate led the Board to conclude that he should continue to serve as a Director.

Thomas P. Lydon, Jr., age 65, became a Director of the Company in 2011.  Since 2003, Mr. Lydon has been President of The City Investment Fund, L.P., a real estate opportunity fund.  Prior to that, he served as President and Chief Executive Officer of SSR Realty Advisors Inc.  He is a Director of Lowe Enterprises Investors, where he serves as a member of the Audit and Compensation Committees.  He was a member of the National Association of Real Estate Investment Managers from 1998 to 2004 and served as its Chair from 2000-2002.  Mr. Lydon is a graduate of Syracuse University with a Bachelor in Business Administration degree with a major in Real Estate.

Mr. Lydon’s prior experience as President and Chief Executive Officer of organizations focused on the acquisition, management and disposition of commercial and multifamily real estate led the Board to conclude that he should continue to serve as a Director.

Edward J. Pettinella, age 62, has served as President and Chief Executive Officer of the Company since 2004.  He is also a Director.  He joined the Company in 2001 as an Executive Vice President and Director.  From 1997 until February 2001, Mr. Pettinella served as President of Charter One Bank of New York and Executive Vice President of Charter One Financial, Inc.  From 1980 through 1997, Mr. Pettinella served in several managerial capacities for Rochester Community Savings Bank, Rochester, NY, including the positions of Chief Operating Officer and Chief Financial Officer.  Mr. Pettinella serves on the Board of Directors of Manning & Napier, Inc. (NYSE:MN), where he serves as Chair of the Audit Committee and a member of the Compensation and Nominating and Corporate Governance Committees.  He is also a Board member of Rochester Business Alliance, National Multi Housing Council and Syracuse University, as well as a member of ULI and NAREIT.  Mr. Pettinella is a graduate of the State University of New York at Geneseo and holds a Masters in Business Administration degree in Finance from Syracuse University.

Mr. Pettinella’s role as Chief Executive Officer responsible for the Company’s day-to-day operations and strategic initiatives, as well as his experience in corporate finance and public company operations, led the Board to conclude that he should continue to serve as a Director.

Clifford W. Smith, Jr., age 67, has been a Director of the Company since 1994.  Mr. Smith is the Epstein Professor of Finance of the William E. Simon School of Business of the University of Rochester, where he has been on the faculty since 1974.  He has written numerous books and articles on a variety of financial, capital markets and risk management topics and has held editorial positions for a variety of journals.  Mr. Smith is a graduate of Emory University and has a PhD from the University of North Carolina at Chapel Hill.

Mr. Smith’s expertise in corporate finance, strategic planning, executive compensation and corporate governance, about which he has taught and written for many years, led the Board to conclude that he should continue to serve as a Director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES.

BOARD MATTERS

Board Composition

The Company is managed by its Board of Directors.  If all of the Nominees are elected, the Board will have eight members.

Board Meetings

The Board holds regular meetings on a quarterly basis.  Pursuant to the Company’s Bylaws, the Board Chair, President or a majority of the Board of Directors may call for a special meeting of the Board.  During 2013, the full Board of Directors met seven times, including regular and special meetings.  During 2013, each Director attended more than 75% of the Board meetings that occurred during their period of service as a Board member.

Board Independence

The Board of Directors has determined that seven of the eight Nominees are “independent” within the meaning of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”) current director independence standards.  The independent Nominees are: Michael Barnello, Bonnie Biumi, Stephen Blank, Alan Gosule, Leonard Helbig, Thomas Lydon and Clifford Smith.  This represents more than a majority (87.5%) of the members of the Board of Directors.  The Nominee determined by the Board not to be independent under the above standards is Edward Pettinella, who is an employee of the Company.

In determining the independence of each Director, the Corporate Governance/Nominating Committee of the Board considered any relationships between the Company and the individual Director and the Director’s immediate family members as required under the applicable standards.  The Board, consistent with the view of the NYSE, determined that the ownership of even a significant amount of stock in the Company is not a bar to a finding of independence.  Current Board members Barnello, Biumi, Blank, Gosule, Helbig, Lydon and Smith have no relationship with the Company other than their compensation and benefits as members of the Board and its Committees and ownership of the Company’s Common Stock.  Edward Pettinella is not independent as he currently is employed by the Company.

Evaluations

As required in its Charter, the Corporate Governance/Nominating Committee is responsible for overseeing Board, Committee and Chief Executive Officer evaluations.  In 2013, the Committee recommended and the Board approved that the evaluation process, except for the Chief Executive Officer evaluation, would be conducted in an oral versus written format.  Board member self-evaluations were conducted on a one-on-one basis with the Board Chair.  The Board’s evaluation of itself as whole was conducted in executive session at a Board meeting.  Each of the Committees conducted an evaluation of itself in an executive session of that Committee.  Discussion points for each evaluation session were developed to promote interactive dialogue and frank discussion.  Outcomes from the evaluations were discussed at the Committee and Board levels and action lists were developed.  The Board and members of senior management also participated in a written evaluation of the Chief Executive Officer.  None of the evaluation sessions included Mr. Barnello or Ms. Biumi, who were added to the Board in October 2013 or former Director Mr. Koch, who left the Board in May 2013.

Director Qualifications

The minimum qualifications for prospective Board members are a successful career as well as the potential to contribute to the effectiveness of the Board.  Beyond those minimum qualifications, the first priority in selecting members of the Board is to attract a group of individuals who will maximize stockholder value, which generally means attracting individuals of the highest capabilities.  Another focus is on individuals who demonstrate the highest ethical standards.  Critical Board functions involve setting the basic strategy of the Company, monitoring senior management and offering insight/expertise in the selection of tactics and operational policies, drawing on Directors’ experiences outside the Company. In discharging its responsibilities, the Corporate Governance/Nominating Committee considers diversity of experience and perspectives to be valuable.  In considering Board composition and nomination for new Board members, the Corporate Governance/Nominating Committee focuses on several aspects of prior experience including real estate (especially multifamily real estate) endeavors, service as a chief executive officer of a public company, accounting/audit or legal background and academic experience related to business or finance.  Continuity also is viewed as a valuable Board asset, thus some diversity in ages among Board members is beneficial so that the Board does not face major turnover at any single date.  The Corporate Governance/Nominating Committee considers all of the foregoing diversity characteristics in making its recommendations for nominees to the Board of Directors and evaluates the effectiveness of its diversity policy annually.

Process for Identifying and Evaluating Nominees for Directors

The Corporate Governance/Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for Director.  The Committee develops and updates a list of potential Board candidates who meet the Board qualifications as described above.  Candidates may come to the attention of the Committee through current Board members, professional search firms, stockholders or other individuals.   If a vacancy on the Board occurs or is anticipated, the Committee selects candidates to have personal meetings with members of the Committee, the Chair of the Board and the Chief Executive Officer.  Selected candidates would then be invited to meet with other Board members and management.  A candidate, if acceptable, would then be elected by the Board (in the event of a mid-term vacancy) or be nominated to stand for election at the next annual stockholders’ meeting.

Stockholder Nominees

The Corporate Governance/Nominating Committee will consider Director candidates proposed by stockholders on the same basis as it considers other potential candidates for Board membership.  Stockholders may submit nominations, which should include the name and address of the proposed candidate as well as biographical information evidencing that the proposed candidate meets the minimum qualifications and possesses the skills and expertise as required by the Board and as described above under “Director Qualifications.”  The submission also must include the candidate’s written consent to the nomination and to serve if elected.  To be considered for nomination for election at the 2015 Annual Meeting and inclusion in the Proxy Statement for the 2015 Annual Meeting of the Stockholders, stockholder submissions for nomination must be received at the office of the Company in care of Secretary, Home Properties, Inc., 850 Clinton Square, Rochester, New York 14604, on or prior to November 28, 2014.

Director Communications

Stockholders and other interested parties may communicate with the Board of Directors by sending written materials addressed to the Board or any of the Directors, including the non-employee or independent Directors as a group and the Chair of the Corporate Governance/Nominating Committee, in care of Secretary, Home Properties, Inc., 850 Clinton Square, Rochester, New York 14604.  They also may communicate confidentially or anonymously through use of the Company’s hotline at 1-877-888-0002.  The Company’s Secretary will relay all relevant written communications to the Board of Directors or individual members designated by the stockholder or other interested party.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related party.

Risk Oversight

The Board is actively involved in oversight of risks that could affect the Company.  This oversight is conducted primarily through some of the Committees of the Board, as disclosed in the descriptions of those Committees and their charters.  The full Board has retained overall responsibility for the general oversight of risks.  The Board satisfies this responsibility through full reports by each Committee chair regarding that Committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Board Leadership Structure

The roles of Chief Executive Officer and Chair of the Board are separated in recognition of the differences between the two roles.  The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chair of the Board provides guidance to the Chief Executive Officer and presides over meetings of the full Board and the executive sessions of the Board.  The Board recognizes that different board leadership structures may be appropriate for companies in different situations and believes that no one structure is suitable for all companies.  It believes the Company is well-served by the current leadership structure.

BOARD COMMITTEES

Audit Committee

The Company has a separately designated standing Audit Committee.  The Audit Committee operates under a written charter approved by the Committee and the Board.  A copy of the current charter is available on the Company’s website at www.homeproperties.com under the heading “Investors/Governance Documents Highlights.”  In addition, the Company will provide a copy of the charter to anyone, without charge, upon written request addressed to the Corporate Secretary at Home Properties, 850 Clinton Square, Rochester, New York 14604.  The Audit Committee charter is reviewed by the Audit Committee on an annual basis.

The Audit Committee currently consists of Stephen Blank (Chair), Bonnie Biumi, Alan Gosule and Leonard Helbig.  The Board of Directors has reviewed the qualifications of each member of the Audit Committee and has determined that each member is independent as required by applicable securities laws and by the listing standards of the NYSE.  No Audit Committee member serves on the audit committee of more than two other public companies.  In the exercise of its business judgment, the Board of Directors also has determined that each member of the Audit Committee is financially literate.  Finally, the Board has determined that each of Stephen Blank and Bonnie Biumi qualify as an “audit committee financial expert” as defined by applicable SEC rules.

The Audit Committee assists the Board in fulfilling its responsibility for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with applicable laws and regulations including the Company’s own Code of Business Conduct and Ethics, and the Company’s internal and disclosure controls and procedures.  The Audit Committee also selects and oversees the appointment, performance and compensation of the Company’s independent registered public accounting firm.

In addition, the Audit Committee provides general oversight of the Company’s risk management and risk assessment programs, including discussions with management and the independent registered public accounting firm about any significant financial risks and exposures to the Company and plans to mitigate those risks.  In connection with its risk oversight role, at each of its meetings, the Audit Committee receives a written report from the Company’s Vice President-Risk Management and meets separately with each of the representatives from the Company’s independent registered public accounting firm, the Company’s Vice President–Internal Audit, and the Company’s senior financial executives and General Counsel.  The Audit Committee reports to the Board describing these activities.

The Chair of the Audit Committee also regularly attends the Compensation Committee meetings with a particular focus on the financial targets and goals being set in connection with the Company’s incentive plans to assure that these do not encourage excessive risk taking.

The Audit Committee has adopted procedures for the receipt, retention and treatment of concerns and complaints about accounting, internal controls and auditing matters.  The Audit Committee oversees the existence and administration of a hot line (1-877-888-0002) where such concerns and complaints can be reported anonymously.

The Audit Committee works closely with management and the Company’s independent registered public accounting firm.  It meets quarterly to review the Company’s financial statements, and on other occasions on an as-needed basis.  The Audit Committee met four times in 2013.  During 2013, each member of the Audit Committee attended more than 75% of the Committee’s meetings that occurred during their period of service on the Committee.  The Audit Committee conducted a self-evaluation in 2013.

Compensation Committee

The Company has a separately designated Compensation Committee.  The Compensation Committee operates under a written charter approved by the Committee and the Board.  A copy of the current charter is available on the Company’s website at www.homeproperties.com under the heading “Investors/Governance Documents Highlights.”  In addition, the Company will provide a copy of the charter to anyone, without charge, upon written request addressed to the Corporate Secretary at Home Properties, 850 Clinton Square, Rochester, New York 14604.  The Compensation Committee charter is reviewed by the Compensation Committee on an annual basis.

The Compensation Committee currently consists of Leonard Helbig (Chair), Michael Barnello, Stephen Blank and Thomas Lydon.  The Board of Directors has reviewed the independence of each member of the Compensation Committee and has determined that each member is independent as required by applicable securities laws and by the listing standard of the NYSE.

The Compensation Committee reviews and approves, at least annually, the Company’s goals and objectives relevant to compensation of the Company’s executive officers, including the Chief Executive Officer, reviews on an annual basis the performance of the Chief Executive Officer in light of those goals and objectives, recommends to the other Directors for approval the Chief Executive Officer’s annual compensation, approves the compensation levels of the other executive officers, reviews significant employee benefit programs, and establishes and administers executive compensation programs.

As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile.  In addition, the Committee reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company.  The Chair of the Audit Committee regularly attends the Compensation Committee meetings in part to focus on how compensation decisions might impact the Company’s risk profile and, at the present time, is a member of the Compensation Committee.

The agenda for meetings of the Compensation Committee is determined by its chair with the assistance of the Senior Vice President-Human Resources and the Company’s General Counsel.  Compensation Committee meetings are regularly attended by the Chair of the Board, the Chief Executive Officer, the Senior Vice President-Human Resources, the Chief Financial Officer and the General Counsel so that those officers can provide information and answer questions about the Company’s compensation packages, the performance of a particular employee, the Company and various business functions, as well as competitive factors.  At each meeting, the Compensation Committee meets in executive session outside the presence of the Company’s officers and employees to make its determinations with respect to compensation matters.  The Compensation Committee’s Chair reports the Committee’s recommendations on executive compensation to the Board.

Independent advisors and the Company’s Human Resources Department support the Compensation Committee in its duties.  The Compensation Committee also consults with senior management and, in particular, the Chief Executive Officer and Senior Vice President-Human Resources in making determinations about the executive compensation program and the compensation of individual executive officers.  In addition, members of senior management may be delegated authority by the Compensation Committee to fulfill certain administrative duties regarding the compensation programs.  The Compensation Committee has sole authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.  It reviews the total fees paid by the Company to outside consultants engaged by the Compensation Committee to ensure that the consultants maintain their objectivity and independence when rendering advice to the Compensation Committee.

In 2013, the Compensation Committee retained FPL Associates, L.P. (“FPL”) to provide ongoing support to the Compensation Committee, including assistance with benchmarking for Director and executive compensation.  FPL did not provide any other services to the Company in 2013 and none of the services that were provided raised any conflicts of interest.  The Compensation Committee amended its Charter in 2013 to address new NYSE rules regarding compensation committees’ obligation to consider a consultant’s independence from management prior to retaining the consultant.  The Committee considered factors specified by the NYSE as well as other relevant factors and determined that FPL was independent.

The Compensation Committee met four times in 2013.  During 2013, each member of the Compensation Committee attended more than 75% of the Committee’s meetings that occurred during their period of service on the Committee.  The Compensation Committee conducted a self-evaluation in 2013.

Corporate Governance/Nominating Committee

The Company has a separately designated Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee operates under a written charter approved by the Committee and the Board.  A copy of the current charter is available on the Company’s website at www.homeproperties.com under the heading “Investors/Governance Documents Highlights.”  In addition, the Company will provide a copy of the charter to anyone, without charge, upon written request addressed to the Corporate Secretary at Home Properties, 850 Clinton Square, Rochester, New York 14604.  The Corporate Governance/Nominating Committee charter is reviewed by the Committee on an annual basis.

Pursuant to its charter, the Corporate Governance/Nominating Committee at all times consists of at least three Directors, all of whom are independent Directors and two of whom are the Chairs of the Audit and Compensation Committees.  This Committee currently consists of Alan Gosule (Chair), Stephen Blank and Leonard Helbig. The Board of Directors has reviewed the independence of each member of the Corporate Governance/Nominating Committee and has determined that each member is independent as required by applicable securities laws and by the listing standard of the NYSE.

The Corporate Governance/Nominating Committee identifies individuals qualified to become Board members consistent with criteria approved by the Board, evaluates the size, composition and organization of the Board, monitors implementation of specific corporate governance initiatives, reviews any stockholder proposals submitted to the Company and oversees the evaluation of the Board.   A description of the qualifications considered by the Corporate Governance/Nominating Committee for Board nominees and the procedure for stockholder nominations are described earlier in this Proxy Statement.

The Corporate Governance/Nominating Committee met five times in 2013.  During 2013, each member of this Committee attended more than 75% of the Committee’s meetings that occurred during their period of service on the Committee.  The Corporate Governance/Nominating Committee conducted a self-evaluation in 2013.

Real Estate Investment Committee

The Company has a separately designated Real Estate Investment Committee.  The Real Estate Investment Committee operates under a written charter approved by the Committee and the Board.  A copy of the current charter is available on the Company’s website at www.homeproperties.com under the heading “Investors/Governance Documents Highlights.” In addition, the Company will provide a copy of the charter to anyone, without charge, upon written request addressed to the Corporate Secretary at Home Properties, 850 Clinton Square, Rochester, New York 14604.  The charter for the Real Estate Investment Committee requires that it consist of at least three Directors, at least a majority of whom shall be non-employee Directors.

The Committee currently consists of Leonard Helbig (Chair), Stephen Blank, Alan Gosule, Thomas Lydon and Edward Pettinella.

The purpose of the Real Estate Investment Committee is to review potential acquisitions, dispositions and developments and to approve, or to recommend to the full Board for approval, acceptable transactions pursuant to the authorization parameters established by the Board.

The Real Estate Investment Committee met five times in 2013.  During 2013, each member of this Committee attended more than 75% of the Committee’s meetings that occurred during their period of service on the Committee.   The Real Estate Investment Committee conducted a self-evaluation in 2013.

BOARD COMPENSATION

Non-employee Directors are paid an annual stipend of $50,000 with additional stipends paid as follows:  Board Chair - $50,000; Audit and Compensation Committee Chairs - $15,000; and Corporate Governance/Nominating and Real Estate Investment Committee Chairs - $10,000.   Non-employee Directors who serve on three or more Committees also are paid an additional stipend of $5,000.  All cash fees are paid on a quarterly basis.  Each of the five non-employee Directors who stood for re-election at the 2013 Annual Meeting of Stockholders was issued 1,535 shares of restricted stock under the Company’s 2011 Stock Benefit Plan.  The shares had a value of approximately $100,000 on the grant date and will vest on the fifth anniversary of the grant date.

It is expected that the Board will consider whether to make any changes to Board compensation at its May 2014 meeting.  At that time, it will also evaluate and approve any additional equity awards for the non-employee Directors.

Under the Second Amended and Restated Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”) approved by the stockholders at the 2005 Annual Meeting, the non-employee Directors can defer up to 100% of their total annual cash compensation for three, five or ten years and their compensation in the form of restricted stock for five or ten years.  The Company matches 10% of the deferred cash amount.  The matching amount vests after three years.  A "phantom" stock account is established for each of the Directors and the Company contribution amounts.  Each deferral and the Company contribution is reflected by crediting those accounts with either:  the phantom equivalent of the number of shares of the Company's Common Stock that could be purchased with the amounts deferred and contributed at the Common Stock's fair market value (composite closing price on the NYSE) as of the day before the compensation would otherwise have been paid; or the number of shares of restricted stock deferred.  Participants' accounts are also credited with the number of shares of the Company's Common Stock that could be purchased with hypothetical dividends that would be paid with respect to shares previously allocated to the accounts on the same date and at the same price that shares are purchased for participants in the dividend reinvestment feature of the Company's Dividend Reinvestment and Direct Stock Purchase Plan (the “DRIP”).  Payments out of the deferred accounts, upon vesting or otherwise, are made by issuance of Common Stock, except in the event of payment by reason of a change in control in which event payment may be made in cash or by issuance of Common Stock at the election of the Compensation Committee.  The Director Deferred Compensation Plan is designed to provide substantially the same benefits to the non-employee Directors as are provided to eligible employees under the Company's Deferred Bonus Plan (the “Deferred Bonus Plan”).

Directors of the Company who are employees of the Company do not receive any compensation for their services as Directors. All Directors are reimbursed for their expenses incurred in attending Directors' meetings.

The following table summarizes the compensation paid by the Company to non-employee Directors for the year ended December 31, 2013.  There are no amounts to report in the Option Awards, Non-Equity Incentive Plan Compensation and the Change in Pension Value and Nonqualified Deferred Compensation Earnings columns so these columns have not been included in the table.

2013 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Michael D. Barnello(1)	9,677	-	-	9,677
Bonnie S. Biumi(1)	9,677	-	-	9,677
Stephen R. Blank	70,000	99,990	19,831	189,821
Alan L. Gosule	63,750	99,990	20,341	184,081
Leonard F. Helbig, III	77,500	107,740	36,963	222,203
Charles J. Koch(2)	16,667	-	11,754	28,421
Thomas P. Lydon, Jr.	50,000	104,990	12,610	167,600
Clifford W. Smith, Jr.	100,000	109,990	44,438	254,428

(1) Michael Barnello and Bonnie Biumi were elected to the Board on October 22, 2013.

(2) Charles Koch did not stand for re-election at the 2013 Annual Stockholders Meeting and therefore ceased being a member of the Board on April 30, 2013.

(3) Each of the listed Directors, except for Mr.  Barnello, Ms. Biumi and Mr. Koch, was granted 1,535 shares of restricted stock on May 7, 2013.  This column represents the grant date fair value on the date of issue in accordance with Accounting Standards Codification Topic 718 (“ASC Topic 718”).  For additional information, refer to Note 12 of the Company’s financial statements in the Form 10-K for the year ended December 31, 2013, as filed with the SEC (“2013 Form 10-K”).  The 2013 Form 10-K also is included within the Annual Report delivered to stockholders with this Proxy Statement.  To the extent that a Director has elected to participate in the Director Deferred Compensation Plan, this column also includes the value of the 10% Company match.  Of the amounts listed in this column, the following amounts represent the value of the Company match: Leonard Helbig $7,750; Thomas Lydon, Jr. $5,000; Clifford Smith $10,000.

(4) This column includes:  (a) dividends paid on all shares of restricted stock held by each of the listed Directors whether receipt of the restricted stock was deferred or not; plus (b) value of all hypothetical dividends paid in 2013 on the 10% Company match shares in the listed Director’s deferred compensation account.

The following table shows the aggregate number of outstanding shares of restricted stock and options held by each non-employee Director at December 31, 2013:

Name	Restricted Shares(3)	Unvested Options	Vested Options

Michael D. Barnello(1)	-	-	-
Bonnie S. Biumi(1)	-	-	-
Stephen R. Blank	7,374	3,139	2,170
Alan L. Gosule	7,374	3,139	30,414
Leonard F. Helbig III	9,839	3,139	3,747
Charles J. Koch(2)	4,198	1,939	970
Thomas P. Lydon, Jr.	4,457	-	-
Clifford W. Smith Jr.	11,047	3,139	29,214

(1) Michael Barnello and Bonnie Biumi were elected to the Board on October 22, 2013.

(2) Charles Koch did not stand for re-election at the 2013 Annual Stockholders Meeting and therefore ceased being a member of the Board on April 30, 2013.

(3) Some of the Directors deferred receipt of their restricted stock pursuant to the Director Deferred Compensation Plan. This column includes those shares as follows: Mr. Blank - 3,105 shares; Mr. Helbig - 9,839 shares; Mr. Lydon - 4,457 shares; and Mr. Smith - 11,047 shares.

CORPORATE GOVERNANCE

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) to embody the Company’s commitment to continue to conduct business in accordance with the highest ethical standards.  The Code of Ethics applies to all employees and Directors of the Company.  The Code of Ethics covers such topics as conflicts of interest, proper use of Company property, complete and accurate reporting and disclosure of business and financial results and compliance with laws.  Each employee and each member of the Board of Directors is required on an annual basis to acknowledge that they have received a copy of and reviewed the Code of Ethics and to disclose any situation that may conflict with the provisions of the Code of Ethics.  Training on the Code of Ethics and ethical behavior is periodically required for all employees.

The Company has also adopted a Code of Ethics for Senior Financial Officers with Certification (“Senior Financial Officer Code of Ethics”) that applies to the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer/Treasurer and Controller.  These individuals also are required to comply with the Code of Ethics.

The Code of Ethics and Senior Financial Officer Code of Ethics meet the definition of “Code of Ethics” under the rules and regulations of the SEC and the listing standards of the NYSE.  Both Codes are available on the Company’s website at www.homeproperties.com under the heading “Investors/Governance Documents Highlights.”  In addition, the Company will provide a copy of the Codes to anyone without charge, upon written request addressed to the Corporate Secretary at Home Properties, Inc., 850 Clinton Square, Rochester, NY 14604.  Amendments to the Code of Ethics and Senior Financial Officer Code of Ethics that apply to the executive officers and Directors of the Company and any waivers granted thereunder to those individuals will be posted on the Company’s website at www.homeproperties.com under the heading “Investors/Governance Documents Highlights.”  There currently are no waivers. The Audit Committee of the Board of Directors monitors the implementation and enforcement of both Codes.

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance guidelines (the “Guidelines”) which meet the requirements of the listing standards of the NYSE and cover such topics as Director qualifications and responsibilities, Director access to management, and Director orientation and continuing education.  Some specific policies included in the Guidelines follow.

Retirement Age.  The retirement age for Directors is 75.

Change of Employment.  Any Director who changes jobs or employers or otherwise experiences a significant change in job responsibilities is to submit a letter to the Board offering to resign as a Board member.

Other Boards.  Without the approval of the Corporate Governance/Nominating Committee, Directors may not serve on the Boards of more than two additional public companies.

Stock Ownership.  Within five years of becoming a Director of the Company, Directors are required to have equity in the Company having a then current value of not less than five times the annual base stipend (currently requirement would be $250,000).

Meeting Attendance.  Directors are expected to attend each annual stockholders’ meeting, all Board meetings and meetings of the Committees on which they serve.  All of the then current Directors attended the 2013 Annual Meeting of Stockholders.

Executive Sessions.  Non-management Directors are to meet at least quarterly in executive sessions and, at least once per year, without any Directors who are not independent Directors.  The independent Chair presides at the executive sessions.

A copy of the Guidelines is available on the Company’s website at www.homeproperties.com under the heading “Investors/Governance Documents Highlights.”  In addition, the Company will provide a copy of the Guidelines to anyone without charge, upon written request addressed to the Corporate Secretary at Home Properties, Inc., 850 Clinton Square, Rochester, NY 14604.

Other Corporate Governance Highlights

Financial Reporting Recognition.  The Company was the first place winner of the 2013 NAREIT Investor Care Award for Communication and Reporting Excellence for its 2012 Report on Form 10-K Management Discussion and Analysis.

Majority Voting.  The Board recently approved an amendment to the Company’s Bylaws that revises the standard of voting for the election of Directors in uncontested elections from the statutory default of “plurality vote” to “majority vote.”   The new majority standard incorporates a Director resignation policy for any Director who does not receive the requisite vote.  This resignation policy requires that any Director nominee who is not elected by a majority vote must promptly tender his or her resignation to the Board.  The Board would then decide within 90 days following certification of the stockholder vote, through a process managed by the Corporate Governance/Nominating Committee and excluding the nominee in question, whether to accept or reject the tendered resignation, or whether other action is recommended.  The Board would promptly publically disclose its decision and rationale.

Executive Stock Ownership Guidelines and Other Stock Ownership Matters.  In keeping with its belief that aligning the financial interests of the executive officers of the Company with those of the stockholders will result in enhanced stockholder value, the Board established ownership guidelines for those senior officers.  These guidelines provide that, prior to February 2014 or within three years of joining the Company or a promotion, whichever is later, the following officers should own shares equal to the following respective multiple of their annual base salary:  Chief Executive Officer-5 times; Executive Vice Presidents-3 times; and Senior Vice Presidents-2 times.  Pursuant to the Guidelines, the Corporate Governance/Nominating Committee has the right to require that any non-complying executive hold all or any portion of shares delivered to the executive through the Company’s compensation programs.   As of December 31, 2013, all executive officers were in compliance with the guidelines.  As a result of the robust Executive Stock Ownership Guidelines and the enforcement rights under those guidelines given to the Corporate Governance/Nominating Committee as well as the fact that all current executives subject to the guidelines own in excess of the required amount of equity, the Board has elected not to impose any additional holding requirements.

A copy of the Executive Stock Ownership Guidelines is available on the Company’s website at www.homeproperties.com under the heading “Investors/Governance Documents Highlights.”  In addition, the Company will provide a copy of the guidelines to anyone without charge, upon written request addressed to the Corporate Secretary at Home Properties, Inc., 850 Clinton Square, Rochester, NY 14604.

The Company has a policy against directors and executive officers hedging Company stock, which can be found on the Company’s web site at www.homeproperties.com under the heading “Investors/Governance Documents Highlights.”  The Board currently has decided not to adopt an anti-pledging policy with respect to Company stock held by Directors and executive officers.  Factors considered by the Board included:  (i) the aggregate number of shares pledged by Directors and executive officers is only approximately .50% of the shares outstanding as of December 31, 2013; (ii) it would take less than two-thirds of one day’s trading volume (based on the average trading volume of the Company’s stock over the past thirty days) to sell all of the pledged shares; and (iii) in the aggregate, the number of shares pledged by Directors and executive officers has decreased over time.  The Board intends to continue to monitor the pledging of Company shares by Directors and executive officers to determine whether any policy prohibiting or restricting pledging may become necessary or appropriate.

Transactions with Related Persons, Promoters and Certain Control Persons

The Company is not a party to any transaction with executive officers or Directors which is required to be reported in this Proxy Statement.

Policies and Procedures for Approval of Related Party Transactions

On an annual basis, each employee of the Company and each of the Directors is required to provide a written acknowledgement that he or she has reviewed the Company’s Code of Business Conduct and Ethics.  If an employee or Director, or member of his or her immediate family, is involved in any transaction or arrangement in which the Company is a participant, that individual is to provide a written disclosure of that transaction or arrangement.  Pursuant to the Company’s Related Party Transaction Policies and Procedures, any such disclosure provided by an executive officer or Director is reviewed by the Corporate Governance/Nominating Committee of the Board and approved or disapproved.  In determining whether to approve such a transaction, the Committee takes into account, among other factors, whether the transaction was on terms no less favorable to the Company than terms generally available to third parties and the extent of the executive officer’s or Director’s involvement.

EXECUTIVE OFFICERS

There is no family relationship among any of the Directors or executive officers.  All executive officers serve at the discretion of the Board of Directors.  No executive officer was selected as a result of any arrangement or understanding, between that executive and any other persons.  The following table sets forth, as of February 28, 2014, the eight executive officers of the Company, together with their respective ages and positions.

Name	Age	Position
Edward J. Pettinella	62	President and Chief Executive Officer
David P. Gardner	58	Executive Vice President and Chief Financial Officer
Ann M. McCormick	57	Executive Vice President, General Counsel and Secretary
Lisa M. Critchley	52	Senior Vice President, Human Resources
Donald R. Hague	62	Senior Vice President, Development
Robert J. Luken	49	Senior Vice President, Chief Administrative Officer, Chief Accounting Officer and Treasurer
Bernard J. Quinn	57	Senior Vice President, Property Management Operations
John E. Smith	63	Senior Vice President and Chief Investment Officer

Edward J. Pettinella’s biographical information is included on page 5 of this Proxy Statement.

David P. Gardner has served as Executive Vice President since 2004 and a Vice President and Chief Financial Officer of the Company since its initial public offering (“IPO”) in 1994.  From 1984 until the IPO, Mr. Gardner was employed by and an officer of the prior operator of many of the Company’s properties acquired at the time of the IPO.  From 1977 until 1984, Mr. Gardner was an accountant at Cortland L. Brovitz & Co.  He is a graduate of the Rochester Institute of Technology.

Ann M. McCormick has served as Executive Vice President since 2004 and a Vice President, General Counsel and Secretary of the Company since its IPO.  From 1987 until the IPO, Mrs. McCormick was employed by and an officer of the prior operator of many of the Company’s properties acquired at the time of the IPO. From 1981 until 1987, she was an associate with the law firm of Nixon Peabody LLP.  Mrs. McCormick is a graduate of Colgate University and holds a Juris Doctor from Cornell University.

Lisa M. Critchley has served as Senior Vice President since joining the Company in 2007.  Prior to joining the Company, she was employed by ALSTOM Signaling, Inc. as Director of Human Resources since 2004.  She was an Assistant Dean at the William E. Simon School of Business Administration from 1999 until 2004.  Mrs. Critchley is a graduate of St. John Fisher College and holds an MBA from the E. Phillip Saunders College of Business of the Rochester Institute of Technology.  She also is certified as a Senior Professional in Human Resources (SPHR).

Donald R. Hague has served as Senior Vice President since 2008.  He joined the Company in 2006 as a Vice President.  From 2000 until 2006, Mr. Hague was a Vice President of KSI Services, Inc.  Prior to that, he worked with The Evans Company and was a partner in a land development and homebuilding company.  He is a graduate of Davidson College and holds an MBA from The George Washington University.

Robert J. Luken has served as Senior Vice President since 2004, as Chief Accounting Officer since 2005 and as Chief Administrative Officer since 2012.  He has been the Company's Treasurer since 2000 and became a Vice President in 1997.  He joined the Company in 1996, serving as its Controller.  Prior to joining the Company, he was the Controller of Bell Corporation and an Audit Supervisor for PricewaterhouseCoopers LLP.  Mr. Luken is a graduate of St. John Fisher College and holds an MBA from the William E. Simon School of Business of the University of Rochester.  He is a Certified Public Accountant.  He is on the Board of Directors of The Bell Company, LLC.

Bernard J. Quinn has served as Senior Vice President since 2009 and Vice President of Property Management since 2003.  From 2000 to 2003, Mr. Quinn was the Regional Vice President for the New York Metro Region and served on the Board of the New Jersey Apartment Association as Treasurer.  Prior to joining the Company, Mr. Quinn was a Regional Property Manager for the Mill Creek Realty Group in Rosemont, Pennsylvania.  Home Properties purchased Mill Creek’s Philadelphia Region multifamily portfolio in 1997.  Mr. Quinn is a graduate of Villanova University School of Business.

John E. Smith has served as Chief Investment Officer of the Company since 2006 and as Senior Vice President since 2001.  From 1998 until 2001, he was a Vice President of the Company.  Prior to joining the Company in 1997, Mr. Smith was general manager for Direct Response Marketing, Inc. and Executive Vice President for The Equity Network, Inc.  Mr. Smith was Director of Investment Properties at Hunt Commercial Real Estate for 20 years.  He has been a Certified Commercial Investment Member (CCIM) since 1982, a New York State Certified Instructor and has taught accredited commercial real estate courses in four states.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Executive Compensation Objectives

The Company's executive compensation philosophy supports its mission of maximizing long-term value for stockholders by rewarding successful execution of its vision and short and long-term strategic and operational goals, which are designed to achieve that mission.  The Company believes that its success, in large part, is attributable to the performance and dedication of its employees and, in particular, to the leadership efforts of its executive officers.  The Compensation Committee believes that it is important that the interests of these executives be aligned closely with the interests of stockholders.

The Company’s compensation program for its executives, including the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers (those five individuals are referred to in this Proxy Statement as our “Named Executive Officers”) has the following key objectives:

•	Attraction and Retention: The Company seeks to attract and retain highly capable executives both from within and outside the multifamily REIT industry by offering competitive total compensation.

•
Motivation: The Company endeavors to motivate its executives to maximize the long-term value of the Company by achieving certain operational and financial goals, while at the same time not encouraging unnecessary or excessive risk taking.

•
Linkage: The Company’s executive compensation program is tied directly to the operating, financial and stock performance of the Company since the payout under the bonus plan and the level and value of equity awards are directly impacted by that performance.  By ensuring that executives are rewarded in step with the Company’s performance, their interests are consequently aligned with the interests of the Company’s stockholders.

Stockholder Advisory Vote to Approve Executive Compensation

At the Company’s 2013 Annual Meeting of Stockholders, the Company’s executive officer compensation for 2012 was approved by 99% of the votes cast on the matter.  The Compensation Committee of the Board of Directors viewed the vote as an expression of the stockholders’ general satisfaction with the Company’s current executive compensation programs and therefore did not implement any changes to those programs as a result of or in reaction to the stockholder advisory vote.

2013 Business Accomplishments

In evaluating the Company’s executive compensation programs and setting compensation for 2013, the Compensation Committee reviewed the 2013 accomplishments of the executive team, which includes the Named Executive Officers.  The executive team achieved success on a variety of fronts:

•
Credit Rating:  The team secured an investment grade rating of Baa2 from Moody’s Investors Service whose press release announcing the rating stated:  “The Baa2 issuer rating reflects Home Properties’ long history of strong operating performance through credit and real estate cycles, which is reflected in the company’s stable occupancy in the mid-90% range, low resident turnover and solid same-store year-over-year NOI growth.”

•	Improved Debt and Credit Metrics: The team continued to achieve improvement of key debt and credit metrics as shown below:

	2011		2012		2013
Total Debt/Total Value(1)	46.9%		45.2%		38.5%
Total Secured Debt/Total Value(1)	39.7%		35.0%		28.4%
Net Debt/EBITDA	8.2	x	7.2	x	6.1	x
Interest Coverage Ratio	2.5	x	3.0	x	3.5	x
Fixed Charge Coverage Ratio	2.4	x	2.9	x	3.3	x
% of Unencumbered Pool to Total Value(1)	33.3%		37.5%		47.8%

(1) As calculated under the terms of the Company’s line of credit facility.

•
Successful Equity Offering: The team completed a $267.6 million equity offering (the “2013 Equity Offering”) with a per share price ($65.55 before discount and fees) at 97.2% of the Company’s all-time high closing stock price.

•	Line of Credit Increase: The team increased the Company’s line of credit facility by $175 million to $450 million, improved pricing and extended the term.

•
Net Operating Income Performance: The team achieved same-store net operating income (“NOI”) growth of 4.0%, and has the highest five and ten-year average same-store NOI growth of the peers in the public apartment REIT sector.  (A description of the Company’s calculation of NOI is contained in the 2013 Form 10-K on page 37.)

•
Low Operating Expenses: The team continued to control operating expenses, achieving a five-year average decrease in expenses of 0.3% as compared to the average increase of 1.3% for the other companies in the public apartment REIT sector.

•	Efficient G&A Expense: The team achieved a 16.6% reduction in General and Administrative expenses, reducing G&A from 5.2% of total revenue in 2012 to 4.2% in 2013.

•	Management Value: The team was one of only 11 management teams across property sectors to achieve a positive score in Green Street Advisors’ 2013 Management Value Added – Annual Update.

•
Corporate Governance: The team earned a corporate governance ranking of eighth highest of 83 public REITs evaluated in Green Street Advisors’ 2013 annual report on Executive Compensation and Corporate Governance.

•	Low Turnover: The team achieved a resident turnover ratio of 40.5%, substantially below the industry average of 51.4%.

2013 Compensation Highlights

The executive team’s accomplishments in 2013 along with the benchmarking and other analyses completed by the Compensation Committee with assistance from its compensation consultant, served as key factors impacting compensation decisions for 2013 in the following ways:

•
Base Salaries.  Based on FPL’s benchmarking analysis and other factors, the Compensation Committee concluded that the base salaries of the senior executives were generally in line with market levels with limited increases approved for selected officers.

•
Annual Cash Incentives.  Operating Funds from Operations (“OFFO”) and NOI continued to be used as the key metrics to determine executives’ annual cash incentive awards. The Compensation Committee believes that those metrics, along with team and individual effectiveness goals, represent a balanced and consistent tool for evaluating performance.  The Compensation Committee recommended and the full Board approved payment of the full amount earned based on 2013 performance, which fell between the “Target” and “Maximum” levels as described later in this Proxy Statement.  (A description of the Company’s calculation of FFO and FFO as adjusted is contained in the 2013 Form 10-K on page 33.  OFFO is FFO as adjusted net of costs associated with the acquisition of real estate, which costs were $312,000 in 2013.)

•
Long-Term Equity Awards.  The Compensation Committee recommended, and the full Board approved, a grant under the performance-based equity program for the Company’s executive officers.  The first grant under this program was made in February 2012 and is based on a forward-looking three-year rolling period (2012-2014).  The 2013 grant has a performance period from 2013 through 2015.  This program is described in detail later in this Compensation Discussion and Analysis.

Based on the executive team’s achievements in 2013, the Compensation Committee was comfortable with the amount, balance and structure of the compensation provided to the Named Executive Officers in 2013.

The balance of this Compensation Discussion and Analysis contains a detailed discussion and analysis of the Company’s executive compensation programs, including information about 2013 compensation to the Named Executive Officers.

OVERSIGHT OF THE EXECUTIVE COMPENSATION PROGRAM

The Compensation Committee is responsible for, among other things, establishing, administering and reviewing compensation plans and policies for executive officers and ensuring that these executive officers are compensated in a manner consistent with the philosophy and objectives outlined above.  The Compensation Committee also reviews and approves the Company's goals and objectives relevant to compensation of the executive officers, considers the structure of the Company's compensation program as it applies to all employees and administers the Company’s stock option plans (including determining awards to the executive officers).  When appropriate, the Compensation Committee recommends to the full Board changes to the executive and the general compensation plans.  In addition, on an annual basis, the Compensation Committee makes specific compensation recommendations to the Board relating to the Company's Chief Executive Officer and approves the compensation for the other executive officers.

For additional information on the members of the Compensation Committee and on the structure, scope of authority, and operation of the Compensation Committee, see “Compensation Committee” on page 9.

SETTING EXECUTIVE COMPENSATION

Guiding Principles

It is the Compensation Committee's practice to provide a balanced mix of fixed compensation in the form of salary and 401(k) savings plan match, and incentive compensation, both short term in the form of the annual cash incentive (bonus), and long term in the form of equity, in order to align the current and long-term interests of executives with that of stockholders and to encourage executives to act in the interest of stockholders. The Compensation Committee takes into account the aggregate amount and mix of all components of compensation when considering compensation decisions affecting the Chief Executive Officer and the other executive officers.  Although the Compensation Committee does not target a specific level of compensation relative to industry peers, for a typical year its goal is generally to seek to provide base salary and incentive compensation (annual cash and equity at “target” levels) at approximately the median of the market with factors such as market capitalization of the peers, an individual’s job performance and length of service, a review of historical compensation information for the individual officer, the current recruiting or retention market for the position and the value of the position impacting whether and how much the compensation for a particular executive varies from that goal.  In addition, the Company’s financial and relative performance in a particular year might cause compensation to vary from that level for all or some of the executive officers.

The Compensation Committee believes it is necessary to assess the components of compensation to ensure that each component contributes appropriately to the achievement of the objectives of the executive compensation program in order to provide a market-competitive level of compensation and benefits, which is beneficial to employees and stockholders alike.  The Compensation Committee considers whether any components of executive compensation might lead to excessive risk taking by management and whether any features of the executive compensation program appropriately mitigate any risks.  The Compensation Committee works to ensure that compensation practices and decisions are consistent with the Company’s general risk profile.  It is the Compensation Committee's practice to discuss and evaluate data and make the most significant compensation decisions in a multi-step process over more than one meeting, so that Compensation Committee members have the ability to consider and discuss alternative courses of action, to request additional information as necessary and to raise and discuss related questions.

Role and Responsibilities

The Compensation Committee has sole authority under its charter to retain advisors and consultants as it deems appropriate.  To assist in evaluating the compensation practices and levels, the Company regularly uses independent compensation consultants to provide benchmarking data, advice and ongoing recommendations regarding executive compensation.  In 2013, the Compensation Committee retained FPL to provide a variety of services for the Compensation Committee as described specifically throughout this Compensation Discussion and Analysis.

In addition to considering input provided by its outside consultants, the Compensation Committee also considers input from the Chief Executive Officer and the Senior Vice President-Human Resources in making determinations regarding the overall executive compensation program and the individual compensation of the executive officers.  In particular, the Chief Executive Officer annually reviews the performance of each of the executive officers.  He also works with the Company’s Human Resources Department to evaluate each component of compensation paid to the other executive officers separately and then as a whole against industry data, peer data, achievement of corporate and personal objectives and financial performance. The conclusions reached by the Chief Executive Officer and his recommendations for each compensation component for each of the other executive officers are presented to the Compensation Committee.  The Compensation Committee can exercise its discretion in modifying any recommended component of the executives’ compensation.

The full Board considers written evaluations of the Chief Executive Officer’s performance completed by each member of the Board. It also considers the performance evaluations completed by each of the executive officers who report directly to the CEO.  The Board meets in executive session to approve each component of compensation for the Chief Executive Officer.  Reference in this Compensation Discussion and Analysis to the compensation for the Chief Executive Officer being considered or approved by the “full Board” means the Board meeting in executive session without the presence of the CEO or other Company employees.

Members of the Company's Human Resources Department support the Compensation Committee and its work and, in some cases, act pursuant to delegated authority to fulfill various functions in administering the Company's compensation programs.

Competitive Benchmarking

As part of its consideration as to the appropriateness of the executive officers' compensation, the Compensation Committee reviews market data for executives in the multifamily sector classification of public real estate companies.  The primary benchmark used in 2013 by the Compensation Committee for the Chief Executive Officer's compensation, as well as the compensation of the other Named Executive Officers, was the peer group in the multifamily REIT industry (the “Multifamily Peer Group”).  This is the same peer group that is used to calculate the relative same-store NOI component of the annual cash incentive payable pursuant to the Company's incentive compensation plan.  See “Annual Cash Incentive Awards” beginning on page 22.  The Multifamily Peer Group consists of companies against which the Compensation Committee and its consultants believe the Company competes for talent and for stockholder investment. The Compensation Committee recognizes that the members of the Multifamily Peer Group vary in terms of the size of their market capitalization and takes this variation into account in its use of related data.  In using the data, the Compensation Committee also takes into account the Company’s financial performance as compared to that of the Multifamily Peer Group. In connection with compensation decisions made in 2013, the Multifamily Peer Group consisted of the following companies (whose NYSE ticker symbols appear in parenthesis).

•	Apartment Investment & Management Company (AIV)
•	Associated Estates Realty Corporation (AEC)
•	AvalonBay Communities, Inc. (AVB)
•	BRE Properties, Inc. (BRE)
•	Camden Property Trust (CPT)
•	Colonial Properties Trust (CLP)
•	Equity Residential (EQR)
•	Essex Property Trust, Inc. (ESS)
•	Mid-America Apartment Communities, Inc. (MAA)
•	Post Properties, Inc. (PPS)
•	UDR, Inc. (UDR)

The Compensation Committee periodically reviews and updates the companies that comprise its benchmarking group.  For example, in light of recent consolidation across the multifamily REIT industry, data from two companies listed above (BRE and CLP) will no longer be available for use in future years.

Compensation data for peers is taken from their most recently available proxy statements and other public filings and analyzed by members of the Company’s Human Resources Department under the direction of the Compensation Committee with the assistance in 2013 of FPL.  The publicly available data was supplemented by peer practices and other information provided by FPL from its proprietary data base.  Multifamily Peer Group data also is supplemented by survey data (collectively, the “Survey Data”) obtained from NAREIT, which is the trade association for REITs and publicly traded real estate companies with an interest in U.S. property and investment markets.

Typically, for the Chief Executive Officer and the Chief Financial Officer, the Compensation Committee reviews the Multifamily Peer Group data to determine the appropriate level of compensation.  For the other Named Executive Officers, peer group data is not as comparable as titles and the responsibilities associated with the positions vary from company to company. Therefore, with respect to other Named Executive Officers, the Compensation Committee and the Chief Executive Officer may rely more heavily on the Survey Data in their compensation deliberations. In certain instances, some interpolation between market data points was made as the responsibilities associated with a Named Executive Officer’s position did not match the responsibilities described as being associated with the data point.

2013 EXECUTIVE COMPENSATION COMPONENTS

For 2013, the primary elements of compensation for the Named Executive Officers were:

•	base salary,
•	annual cash incentive awards,
•	long-term service-based equity incentive awards,
•	long-term performance based-equity incentive awards,
•	deferred compensation, and
•	retirement and other benefits.

The amount of cash compensation earned in 2013 in the form of salary and annual cash incentive award in proportion to Total Direct Compensation for the Named Executive Officers ranges from 43% to 65%, with the Chief Executive Officer receiving the lowest percentage of his Total Direct Compensation in the form of cash.  With respect to cash received, the Chief Executive Officer received the highest percentage among the Named Executive Officers of his cash compensation in the form of annual cash incentive award rather than salary.  He also received the highest percentage of his Total Direct Compensation in the form of equity.  As depicted in the following charts, this is consistent with the Compensation Committee’s philosophy that the proportion of an individual’s Total Direct Compensation that varies with Company performance should increase as the individual’s Total Direct Compensation and business responsibilities increase.

(1)     The term Total Direct Compensation means the aggregate of base salary, actual annual cash incentive award for 2013 performance (paid in 2014), and the grant date fair value of equity granted in 2013, all as included in the Summary Compensation Table on Page 33.

Base Salary

The Company provides Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year.  Base salaries for the executive officers, including the Named Executive Officers, are established based on the individual’s job responsibilities, performance, and experience, including specific experience in the position, the Company’s overall budget for merit increases and benchmarking as described above.  On an annual basis, the Compensation Committee reviews and approves salary adjustments for the executive officers, other than the Chief Executive Officer, based on a review of the Survey Data and the Multifamily Peer Group Data, an assessment of Company performance, as well as recommendations of the Chief Executive Officer. With respect to salary adjustments for the Chief Executive Officer, the Compensation Committee also reviews the Survey Data and the Multifamily Peer Group Data, assesses the annual performance reviews for the Chief Executive Officer completed by each member of the Board of Directors and the CEO’s direct reports, assesses Company performance, and, after extensive discussion at a Compensation Committee executive session, makes a recommendation to the full Board for approval during a Board executive session.  The 2013 benchmarking analysis demonstrated that the Named Executive Officers’ base salaries were generally in line with median market practices.  In 2013, the Compensation Committee therefore approved minimal or no base salary increases for the Named Executive Officers ranging from 0% to 3.3%, other than Mr. Quinn who received a 7.7% increase in his base salary in 2013 to recognize his increased role at the Company.

The approved annual base salaries for the Named Executive Officers for 2013 are included on the “Summary Compensation Table” on page 33.

Annual Cash Incentive Awards

The goal of the Company’s Incentive Plan (the “Bonus Plan”) is to motivate executive officers and certain other full-time employees to maximize the Company's annual operating and financial performance to drive stockholder value and to reward participants based on the Company’s annual performance.

Financial Goals

Bonus Plan participants are eligible to earn a cash incentive award based upon the Company’s performance on two measures: (1) Operating FFO on a per share diluted basis; and (2) “same-store” (for 2013, this would have been properties owned since January 1, 2012) NOI growth from the previous year as compared to the same-store NOI growth for the Multifamily Peer Group.  These metrics are used to determine a portion of each participant’s cash incentive payout ranging from a weighting of 60% to 80%, with the payout for the Named Executive Officers being weighted at the 60% level for these financial components.  On an annual basis, the Committee evaluates whether to change the financial metrics used in the Bonus Plan.  The Compensation Committee considers the Company’s strategic, operational and financial objectives, as well as industry-specific metrics typically used by peers, investors and analysts for measuring financial success.  The Compensation Committee continues to consider FFO to be an important indicator of the Company’s overall financial performance. Operating FFO is FFO as adjusted net of costs associated with the acquisition of real estate.  Same-store NOI relative to the Multifamily Peer Group is considered by the Compensation Committee to be an important driver of real estate property values and thus stockholder value.

On an annual basis, the Compensation Committee establishes a Threshold, Target and Maximum level of performance for these Financial Goals.  The goals were established based on the Company’s budget for 2013, which was carefully reviewed by the Compensation Committee and the full Board.  For 2013, the two metrics were weighted equally and were as follows with the actual results as indicated:

Financial Goals	Threshold	Target	Maximum	Results

OFFO per Share	$4.31	$4.39	$4.47	$4.37
Relative Same-Store NOI Growth	-2.40%	-1.40%	-0.40%	-1.40%

Certain initiatives were undertaken in 2013 to improve the Company’s balance sheet strength.  Some of those initiatives, including the 2013 Equity Offering, were not contemplated when the performance levels were originally set.  In some cases, accomplishment of those initiatives negatively affected the achievement of the Financial Goals, but were deemed to be in the best long-term interest of the stockholders.  For example, if not for the dilutive effect of the 2013 Equity Offering, OFFO per share would have been $4.423, between Target and Maximum.

Management Effectiveness Goals

A portion of the bonus payment for services rendered by the executive team, including the Named Executive Officers, is based on the level of achievement of certain Management Effectiveness Goals.  These represent collective operational goals which were recommended by the executive team for approval by the Compensation Committee and the full Board in connection with the Company’s strategic planning process.  They include goals related to the level of acquisitions and dispositions, development and capital markets activities as well as several other management initiatives.  Threshold, Target and Maximum performance pay-out levels were established by the Compensation Committee.  The level of achievement with respect to the Management Effectiveness Goals is designed to be more subjective than the achievement of the Financial Goals.  Management Effectiveness Goals were weighted at 20% of the bonus potential for all of the Named Executive Officers.  Scoring for the Management Effectiveness Goals was set at 1.0 for Threshold, 2.0 for Target and 3.0 for Maximum.  The Compensation Committee determined that the performance of the executive team, including the Named Executive Officers, regarding the Management Effectiveness Goals warranted a score of 1.93 for 2013.  The Board confirmed that level of performance for the Chief Executive Officer.

Individual Goals

Individual Goals for 2013 were established by the Compensation Committee for each of the Named Executive Officers.  Mr. Pettinella’s Individual Goals were approved by the Board of Directors.  Individual Goals were weighted at 20% of the bonus potential for all of the Named Executive Officers.  Again, performance levels of 1.0, 2.0 and 3.0 for Threshold, Target and Maximum, respectively were established.  Individual Goals for the Named Executive Officers included the following:

Edward J. Pettinella:  (i) proactively managing sources and uses of capital; (ii) leading a comprehensive review of the Company’s strategic plan and portfolio allocations; and (iii) attracting, retaining and mentoring a skilled management team.

David P. Gardner:  (i) initiating the indicative ratings process with Moody’s; (ii) maintaining/lowering the debt-to-total market capitalization rate; and (iii) continuing to grow the unencumbered pool of properties.

Ann M. McCormick:  (i) renewing the Company’s omnibus registration statement; (ii) overseeing the implementation of certain risk management initiatives; and (iii) ensuring continued compliance with SEC and NYSE rules and regulations.

John E. Smith: (i) acquiring $100 to $300 million in gross acquisitions; (ii) disposing of $50 to $135 million in gross dispositions; and (iii) completing certain departmental re-structuring.

Bernard J. Quinn:  (i) continuing the aggressive apartment unit upgrade program; (ii) delivering 2013 forecasted or better NOI results for core properties; and (iii) completing the roll-out of the risk management information system.

Again, the level of achievement of the Individual Goals is designed to be more subjective than for the achievement of the Financial Goals.  The Compensation Committee determined the level of performance of the Named Executive Officers Individual Goals (except for the CEO) after receiving recommendations by Mr. Pettinella.  The performance levels for those Named Executive Officers ranged from 2.25 to 2.95, with an average of 2.58.  The Board of Directors determined that Mr. Pettinella’s level of performance with respect to his Individual Goals was 2.73.

Bonus Pay-Out

The following shows the weighting, bonus potential and annual cash incentive payment earned in 2013 (paid in 2014) for each of the Named Executive Officers.

	Weighting	% of Salary			Results ($ and % of Base)
Edward J. Pettinella		Threshold	Target	Maximum
Financial Goals	60%	36%	72%	108%	$375,210	68.2%
Management Effectiveness	20%	12%	24%	36%	127,380	23.1%
Individual Goals	20%	12%	24%	36%	180,180	32.8%
Total		60%	120%	180%	$682,770	124.1%

David P. Gardner		Threshold	Target	Maximum
Financial Goals	60%	27%	54%	81%	$179,077	51.1%
Management Effectiveness	20%	9%	18%	27%	60,795	17.4%
Individual Goals	20%	9%	18%	27%	92,925	26.6%
Total		45%	90%	135%	$332,797	95.1%

Ann M. McCormick		Threshold	Target	Maximum
Financial Goals	60%	27%	54%	81%	$157,545	51.1%
Management Effectiveness	20%	9%	18%	27%	53,485	17.4%
Individual Goals	20%	9%	18%	27%	72,053	23.4%
Total		45%	90%	135%	$283,083	91.9%

John E. Smith		Threshold	Target	Maximum
Financial Goals	60%	18%	36%	54%	$95,153	34.1%
Management Effectiveness	20%	6%	12%	18%	32,303	11.6%
Individual Goals	20%	6%	12%	18%	37,659	13.5%
Total		30%	60%	90%	$165,115	59.2%

Bernard J. Quinn		Threshold	Target	Maximum
Financial Goals	60%	18%	36%	54%	$94,087	34.1%
Management Effectiveness	20%	6%	12%	18%	31,942	11.6%
Individual Goals	20%	6%	12%	18%	41,872	15.2%
Total		30%	60%	90%	$167,901	60.9%

Bonus pay-out potential is based on a percentage of base salary.  That percentage is set for each of the Threshold, Target and Maximum levels of performance.  The percentages are set at a level consistent with the participant’s potential impact on performance.  For the Named Executive Officers, the Target level ranges from 60% to 120% with the Chief Executive Officer having the highest bonus potential.

The Compensation Committee has discretion to determine and recommend to the Board what portion of the annual cash incentive otherwise earned should be paid to the Chief Executive Officer as the entire amount is payable at the discretion of the Board.  In making its determination as to what portion of the 2013 annual cash incentive (paid in 2014) should be paid to the Chief Executive Officer, the Compensation Committee considered a variety of factors including the level of performance with respect to the 2013 goals under the Bonus Plan, leadership and managerial competencies, execution of the Company’s business plan and overall business strategy, the Company’s absolute and relative financial performance, as well as results from the performance appraisals completed by Directors and the Chief Executive Officer’s direct reports.

The Compensation Committee considered the above factors, including the very favorable evaluation of   Mr. Pettinella by senior management and the Board, and on February 1, 2014 recommended, and the full Board approved, payment to the Chief Executive Officer of 100% of his earned 2013 annual cash incentive.  With respect to determination of final annual cash incentive awards to other executive officers, including the Named Executive Officers other than the Chief Executive Officer, up to 50% of the award payment is discretionary.  The Compensation Committee determines what portion of the annual incentive otherwise earned should be paid to the executive officers through the evaluation of various performance criteria, including the results of the participant’s department, the participant’s performance, and the participant’s relative influence on the Company’s performance.  The Compensation Committee also takes under advisement the recommendations of the Chief Executive Officer.  Based on the Compensation Committee’s consideration of all of these criteria, each of the other Named Executive Officers received 100% of the 2013 annual cash incentive earned under the Bonus Plan.

The actual amounts of the cash incentive awards paid to the Named Executive Officers represented from 98.7% to 105.7% of the Target amount in 2013 as compared to 2012 when the payments represented from 142.0% to 144.0% of the Target amount.

From time to time, the Compensation Committee may decide to provide more than the amount of the cash incentive award earned under the Bonus Plan in recognition of extraordinary efforts.  Reasons for this extra payment could include successful completion of a special project, singular leadership on an important initiative and a temporary or short-term significant increase in job responsibilities.  No amounts in excess of the amounts earned under the terms of the Bonus Plan were awarded to the Named Executive Officers with respect to their 2013 annual cash incentive.

On an annual basis, the Company enters into a Bonus Repayment Agreement with each of the Named Executive Officers and all other executive officers as well as the Controller.  The Agreement states that the Company may recover cash incentive compensation in the event of a restatement of financial results.  Under the Agreement, each individual is required to return to the Company so much of the cash bonus paid to them for services rendered during the restated period that would not have been paid if the restated financial results originally had been stated correctly.

Awards made to the Named Executive Officers under the Bonus Plan in 2014 for performance in 2013 are reflected in the “Summary Compensation Table” on page 33.

Equity Awards in General

Equity incentive awards are provided to the Company’s Named Executive Officers, as well as other key employees, in order to increase their personal stake in the Company’s success and motivate them to enhance the long-term value of the Company. Although the Compensation Committee does not target a specific mix of equity versus cash compensation when setting awards each year, it does strive to deliver a relatively large portion of the Named Executive Officers’ overall compensation in the form of equity.

On an annual basis, the Compensation Committee reviews and approves the equity incentives to be issued to each of the Named Executive Officers for that year.  At the same time, it makes a recommendation relating to the Chief Executive Officer to the full Board for approval at an executive session.

Performance-Based Equity Program

In 2011, the Board approved a performance-based equity program for administering awards under the Company’s 2011 Stock Benefit Plan for the executive officers, including the Named Executive Officers (the “Executive Performance-Based Equity Program”).  It is a subplan of the 2011 Stock Benefit Plan, approved by the stockholders at their 2011 Annual Meeting.  This program, in general, replaces the prior equity program for the executive officers (the “Prior Service-Based Equity Program”).

Key highlights of the Executive Performance-Based Equity Program are as follows:

•	This is a forward-looking grant program on a three-year rolling performance period with the initial period running from January 1, 2012 to December 31, 2014.

•	It is expected that each year a new grant will be made based on a three-year rolling period.

•
Under this program, 75% of the total award value is performance-based subject to three Total Shareholder Return (“TSR”) performance measures and continued employment with the Company (the “Performance-Based Awards” or “Performance-Based RSUs”).  Fifty percent of the Performance-Based Awards that are earned vest at the end of the applicable performance period and fifty percent vest one year later.

•
Twenty-five percent of the total award is time-based, otherwise known as service-vested and subject to continued employment with the Company (the “Service-Based Award” or “Service-Based RSUs”).  These awards vest over three years.

•
The equity award takes the form of Restricted Stock Units, or “RSU”s.  Upon fulfillment of the restrictions, the executive is eligible to receive one share of Common Stock for each RSU.  In this program, the “restrictions” are fulfilled by achieving established performance measures (75%) and/or by service and time (25%).

Performance Measures for the Performance-Based Awards

The performance-based component of the Executive Performance-Based Equity Program has three TSR performance measures:
•	Absolute – Home Properties TSR weighted 50% (“Absolute TSR”)
•	Relative – NAREIT All Equity REIT Index weighted 25% (“All REIT TSR Index”)
•	Relative – NAREIT Apartment Index weighted 25% (“Apartment TSR Index”)

The Company’s Absolute TSR is the compound annual growth rate in the value of a share of Common Stock due to stock appreciation and dividends, assuming dividends are reinvested in accordance with the Company’s DRIP.  The All REIT TSR Index and Apartment TSR Index are based on information publicly reported by NAREIT.  At the end of each three-year performance period, the Company’s TSR results will be compared to the Threshold, Target and Maximum hurdles established at the beginning of the applicable three-year performance period.  So long as Home Properties’ TSR results meet the Threshold level for any of the three performance measures, Performance-Based Awards will be earned.  Equity grant levels are established on an annual basis as a dollar value for each executive officer, including the Named Executive Officers, at each of the three levels, based on a percentage of base salary.  The number of RSUs is determined by dividing the dollar value by the closing stock price on the NYSE on the grant date.  The relative grant levels are established using factors similar to those used in establishing the levels for the annual cash incentive program, including level of responsibility with the Company and internal and external equity considerations.  The grant levels are established at a higher dollar value than the equity grants historically awarded to the Named Executive Officers under the Prior Service-Based Equity Program to recognize that 75% of the award is at risk, dependent on achieving the TSR performance levels.

The absolute and relative metrics for the performance awards made in 2012 and 2013 are as follows:

Performance Levels and Metrics(1)
Performance Requirements	Threshold	Target	Maximum

Absolute TSR	7%	9%	11%

All REIT TSR Index	Absolute TSR is within 350 basis points below the index return	Absolute TSR is within 100 basis points below or above the index return	Absolute TSR is greater than 250 basis points above the index return

Apartment TSR Index	Absolute TSR is within 350 basis points below the index return	Absolute TSR is within 100 basis points below or above the index return	Absolute TSR is greater than 250 basis points above the index return

(1)
The absolute and relative metrics above reflect the metrics used for the performance periods 2012-2014 and 2013-2015.  Different metrics were used for the 2014-2016 performance period as described on page 28.

    The approved grant levels for the Named Executive Officers for the 2012-2014 performance period are as follows:

	2012 – 2014 Performance-Based Grant Levels
		Threshold		Target		Maximum
Name	Service Based # of RSUs	% of Base*	# of RSUs	% of Base*	# of RSUs	% of Base*	# of RSUs

Edward J. Pettinella	8,112	175%	8,113	350%	24,339	525%	40,564
David P. Gardner	2,865	100%	2,866	200%	8,598	300%	14,329
Ann M. McCormick	2,022	80%	2,023	160%	6,069	240%	10,115
John E. Smith	1,228	55%	1,229	110%	3,686	165%	6,143
Bernard J. Quinn	925	45%	925	90%	2,776	135%	4,627

*Percentages include value of Service-Based Awards.

On a scale of 1.0 to 3.0, with 1.0 being Threshold, 2.0 being Target and 3.0 being Maximum, based on actual 2012 and 2013 results, the performance for the 2012-2014 performance period has achieved a score of 1.13 through December 31, 2013.  However, since the performance period is a three-year period, these results do not indicate what the final results might be.

In  2013, the following grant levels were approved for the Named Executive Officers for the 2013-2015 performance period:

	2013 – 2015 Performance-Based Grant Levels
		Threshold		Target		Maximum
Name	Service Based # of RSUs	% of Base*	# of RSUs	% of Base*	# of RSUs	% of Base*	# of RSUs

Edward J. Pettinella	7,783	175%	7,783	350%	23,350	525%	38,917
David P. Gardner	2,830	100%	2,830	200%	8,491	300%	14,151
Ann M. McCormick	1,940	80%	1,940	160%	5,822	240%	9,704
John E. Smith	1,223	55%	1,223	110%	3,669	165%	6,115
Bernard J. Quinn	1,156	55%	1,156	110%	3,469	165%	5,781

*Percentages include value of Service-Based Awards.

The performance levels and metrics established for the 2013-2015 performance period are the same as those described on the prior page for the 2012-2014 performance period.

On a scale of 1.0 to 3.0, with 1.0 being Threshold, 2.0 being Target and 3.0 being Maximum, based on 2013 results only, the performance for the 2013-2015 period awards has achieved a score of 0.88 through December 31, 2013.  Again, since the performance period is a three-year period, these results do not indicate what the final results might be.

In February 2014, the Compensation Committee recommended and the Board approved certain changes to the performance levels and metrics as well as the grant levels to further strengthen the link between Company performance and executive compensation.  The approved change makes certain of the relative performance levels more difficult to achieve, with certain of the grant levels also increased to reflect the heightened difficulty.

The metrics approved for the 2014-2016 performance period are as follows:

2014-2016 Performance Levels and Metrics
Performance Requirements	Threshold	Target	Maximum

Absolute TSR	7%	9%	11%

All REIT TSR Index	Absolute TSR is better than -350 basis points from the index return	Absolute TSR is 50 basis points above the index return	Absolute TSR is at least 500 basis points above the index return

Apartment TSR Index	Absolute TSR is better than - 350 basis points from the index return	Absolute TSR is 50 basis points above the index return	Absolute TSR is at least 500 basis points above the index return

The approved grant levels for the Named Executive Officers for the 2014-2016 performance period are as follows:

	2014 – 2016 Performance-Based Grant Levels
		Threshold		Target		Maximum
Name	Service Based # of RSUs	% of Base*	# of RSUs	% of Base*	# of RSUs	% of Base*	# of RSUs

Edward J. Pettinella	8,198	175%	8,198	350%	24,595	700%	57,389
David P. Gardner	2,981	100%	2,981	200%	8,943	400%	20,868
Ann M. McCormick	2,112	80%	2,112	160%	6,337	320%	14,787
John E. Smith	1,311	55%	1,311	110%	3,935	220%	9,182
Bernard J. Quinn	1,311	55%	1,311	110%	3,935	220%	9,182

*Percentages include value of Service-Based Awards.

Dividends Equivalent Rights

Under this plan, each RSU granted has a Dividend Equivalent Right (“DER”) associated with it.  DERs are paid by creating a hypothetical account with the amount of cash equal to the dividends that would have been paid on the vested RSUs if they had actually been outstanding shares of Common Stock on the dividend payment dates.  DERs are paid in cash for the Service-Based RSUs upon vesting. DERs for Performance-Based RSUs will be tracked and only paid in cash upon vesting contingent upon achievement of the established performance measures.  DERs are not paid if the Performance-Based RSUs are not earned.

Conclusion

The Compensation Committee and the full Board approved the Performance-Based Equity Program and grants under that plan for the executive officers, including the Named Executive Officers, to bring the Company’s long-term equity incentive compensation program more in line with market practices and to further align performance with stockholder value for the senior executives who most impact performance.  The Compensation Committee believes that RSUs tend to have a strong retention value, even when the Company’s stock price declines, and require fewer shares to deliver the same grant value as stock options.

Additional Equity Grants

The Executive Performance-Based Equity Program is designed to be “forward-looking” meaning grants are subject to performance for a future period of time.  Annual grants previously made under the Prior Service-Based Equity Program were “backward-looking” in that the grants provided each year rewarded the recipient for performance delivered in the prior year.

In May 2012, executive officers, including the Named Executive Officers, were awarded an equity grant under the Prior Service-Based Equity Program as a reward for 2011 performance.  Except in special circumstances, it is expected that in the future all equity grants to the Named Executive Officers and other executive officers of the Company will be RSUs issued in three-year performance and service periods under the Executive Performance-Based Equity Plan as described above.  In 2013, one-time grants of shares of restricted stock were made to Ann McCormick (767 shares) and other executive officers, who are not Named Executive Officers (1,918 shares in the aggregate).  These additional grants were made in recognition of special services in connection with the sale of a significant asset and in connection with significant personnel and organizational design matters.

DEFERRED COMPENSATION

The Company has a Deferred Bonus Plan which permits certain employees with annual compensation of $115,000 or more, including the Named Executive Officers, to defer up to 100% of their annual cash bonus awarded under the Bonus Plan for three, five or ten years.  As additional incentive for deferring the receipt of annual cash bonuses, the Company matches 10% of the amount deferred.  The Company match vests after three years.  Payout at the end of the deferral period is made in the form of the Company’s Common Stock.

The Nonqualified Voluntary Deferred Compensation Plan (the “Deferred Compensation Plan”), permits certain employees with annual compensation of $115,000 or more, including the Named Executive Officers, to defer up to 50% of their base salary for three, five or ten years.  In 2013, the Company did not provide any match with respect to the deferred amounts.  Payout at the end of the deferral period is made in the form of cash.

The purpose of the Deferred Bonus Plan and the Deferred Compensation Plan is to assist key employees with their individual tax and financial planning and to permit the Company to remain competitive in attracting, retaining, motivating and rewarding key employees who can directly influence the Company’s operating results.

Further details with respect to the Deferred Bonus Plan and voluntary deferrals under that Plan are provided in the “2013 Summary Compensation Information” on page 32 and in “2013 Nonqualified Deferred Compensation” on page 39.

RETIREMENT AND OTHER BENEFITS

401(k) Savings Plan

Under the 401(k) Savings Plan, all Company employees, including the Named Executive Officers, earn the right to receive certain benefits upon retirement.  The Company will match 75% of the first 4% of each participant’s contribution not to exceed up to 3% of that participant’s eligible wages.

The Company believes that it has an appropriately competitive 401(k) Savings Plan for all of its employees and therefore does not provide any additional retirement benefits to executives.

Disability Supplemental Income Protection Plan

All employees are eligible to participate in the Company’s disability plan.  In addition, employees who earn over $60,000 and who participate in the Bonus Plan above a certain assigned level are provided benefits under the Company’s Supplemental Income Protection Plan. This is a long-term disability plan that provides, among other things, 75% income replacement for total disability and return-to-work benefits such as rehabilitation services and recovery benefits.  The Company affords this benefit to its key employees, including the Named Executive Officers, in order to provide competitive employee benefit programs and to help mitigate any loss of income by a key employee due to a long-term disability.

Health and Life Insurance

Health and life insurance benefits are provided to the Named Executive Officers on the same basis as they are provided to other employees of the Company.

Perquisites and Other Personal Benefits

The Compensation Committee has adopted, and the full Board has approved, a policy of not providing perquisites to its executives unless they also are available to all other full-time employees of the Company.  For example, the Company does not provide payment or reimbursement for costs associated with the use of Company vehicles, country club memberships, tax preparation and financial consulting fees or similar benefits frequently provided by other companies (“Perquisites”).  The Company believes that other elements of its compensation program sufficiently attract and retain superior employees for key positions and there is no present need to provide Perquisites and other personal benefits frequently provided by other companies.

EMPLOYMENT AGREEMENTS

In general, it is the Company’s policy not to enter into employment agreements with, or provide executive severance benefits (other than change in control arrangements described below) to its executive officers.  As a result, the Named Executive Officers serve at the will of the Board of Directors.  The only exception to this policy is the individual employment agreement with Mr. Pettinella, which was originally entered into on May 17, 2004 and subsequently amended and restated to expire on December 31, 2010.   On December 29, 2010, the Company entered into an employment agreement with Mr. Pettinella (the “2010 Employment Agreement”). The 2010 Employment Agreement was effective until  December 31, 2013.

On December 20, 2013, the Company entered into a new employment agreement with Mr. Pettinella (the “2013 Employment Agreement”) which was effective on January 1, 2014 and expires on December 31, 2016.  The 2010 and 2013 Employment Agreements (collectively, the “Employment Agreements”) have very similar provisions.  Both provide that Mr. Pettinella will serve as President and Chief Executive Officer of the Company.  They also specify a minimum base salary of $550,000 but do not specify a fixed incentive compensation or the level of equity, each of which is at the discretion of the Compensation Committee.  However, he is assured of the payment of a 2.9 multiple of his salary and bonus (the “Severance Benefits”) in the event that the agreement is terminated by the Company without cause or by Mr. Pettinella with good reason.  The bonus payment is to be 2.9 times the greater of:  (i) his target bonus for the year termination occurs; or (ii) the average bonus paid to Mr. Pettinella for services rendered in the three years prior to termination (the “Three Year Average Bonus”).  In the year following termination, he also is to be paid the amount of annual cash incentive compensation that he would have earned at the target level pro-rated for the portion of the year that he was an employee.  In the event of the termination of his employment by reason of death or disability, he is entitled to 1.0 times the Severance Benefits.  In addition, upon the occurrence of any of the termination events described above, all stock options held by Mr. Pettinella become exercisable and remain so for one year and all restricted shares held by Mr. Pettinella vest.  Performance-based awards vest at the greater of:  (i) the target amount; and (ii) a pro-rata amount based on performance from the commencement of the performance period through the date of termination.  He is also entitled to the continuance of his fringe benefits for two years following termination.  In the event of a change in control, Mr. Pettinella is entitled to receive the benefits provided under the Executive Retention Plan (described below), except he would receive three times his base salary and, under the 2013 Employment Agreement, three times his Three Year Average Bonus.  Under the 2010 Employment Agreement, Mr. Pettinella would have been entitled to three times his base salary and three times the greater of:  (i) his target bonus; or (ii) his Three Year Average Bonus.  In the case of retirement, he only is entitled to benefits generally provided to other salaried employees as described below.

The Compensation Committee and the full Board believe that Mr. Pettinella’s Employment Agreements were and are in the best interest of the Company and its stockholders in order to provide stability to the Company and that they are an appropriate expression of their confidence in Mr. Pettinella and represent a level of commitment to Mr. Pettinella that is necessary in order to retain the services of a talented executive in a competitive market.  Mr. Pettinella’s Employment Agreements also include non-compete and confidentiality provisions, and the Compensation Committee and the full Board believe that these commitments are of significant value to the Company and its stockholders.

CHANGE IN CONTROL ARRANGEMENTS

In 1999, the Compensation Committee and the full Board determined that it was in the best interest of the Company and its stockholders to assure that the Company will have the continued dedication of its key executives and employees in the event of a threat or occurrence of a change in control.  They continue to believe that it is in the best interests of the stockholders to diminish the inevitable distraction of these individuals because of personal uncertainties and risks created by possible consolidation in the REIT industry and to encourage the executives’ full attention and dedication to the Company’s business currently and in the event of any threatened or pending change in control.  As a result, the Company adopted an Executive Retention Plan that provides for severance benefits to the Company’s officers, including the Named Executive Officers, and certain employees, upon a change in control.  The Compensation Committee and the full Board believe that the triggering events stipulated in the Executive Retention Plan for equity acceleration are appropriate so that key executives and employees remain with the Company despite a climate of industry consolidation.

In 2011, the Board approved the adoption of an Amended and Restated Executive Retention Plan.  The revised plan eliminated the excise tax gross-up payment to certain executives, including the Named Executive Officers, and the rights, under the earlier plan, of those executives to terminate employment for any reason during a 30-day window following the one-year anniversary of the change in control.  The Compensation Committee and the full Board have reviewed the change in control plans of the Multifamily Peer Group described above and determined that the arrangements under the Executive Retention Plan, as revised, are competitive with those of other companies in the REIT industry.  Severance benefits for the Named Executive Officers under the revised Executive Retention Plan provide that if, within two years following a change in control, an executive’s employment is terminated by the Company other than for cause, or by the executive with good reason,  the executive is eligible to receive:  (1) two times base salary and two times the greater of:  (a) the target bonus for the year termination occurs; or (b) their Three Year Average Bonus; and (2) payment of accrued/deferred bonus amounts.  In addition, all stock options, restricted stock and Service-Based RSUs outstanding become fully vested.  Performance-Based RSUs vest at the greater of:  (i) the target amount of the awards; or (ii) a pro-rata amount based on the performance from the commencement of the performance period through the termination date.

Pursuant to the Employment Agreements, the benefits to be paid to the Chief Executive Officer under the Executive Retention Plan are the same as those provided in the Executive Retention Plan to other Named Executive Officers, except that the Chief Executive Officer is paid three times his base salary and three times his Three Year Average Bonus under the 2013 Employment Agreement.   The 2010 Employment Agreement had provided that in a change of control situation, Mr. Pettinella’s bonus payment would be three times the greater of:  (a) the target bonus for the year termination occurs; or (b) his Three Year Average Bonus.  The Compensation Committee believes that this level of change in control severance benefit is appropriate to ensure Mr. Pettinella’s full attention to the Company’s business and the stockholders’ best interests in light of the consolidation environment in the REIT industry and in order to be competitive with the benefits provided by other companies in the REIT industry.

A more detailed description of the Executive Retention Plan and a schedule showing the amount of estimated payments and benefits payable to the Named Executive Officers upon various termination scenarios and a change in control are disclosed under “Potential Payments upon Termination or Change in Control” beginning on page 40.

Tax Implications - Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) limits the deductibility on the Company’s tax return of compensation over $1 million to any of the Named Executive Officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company’s stockholders.  The Company believes that, because it qualifies as a REIT under the Code and pays dividends sufficient to minimize federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) will generally not affect the Company’s net income.  The Compensation Committee’s compensation policy and practices therefore are not directly guided by considerations relating to Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the above Compensation Discussion and Analysis with management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee,

Leonard F. Helbig, III, Chair
Stephen R. Blank
Thomas P. Lydon, Jr.

Note:  Michael D. Barnello was added as a member of the Compensation Committee on February 1, 2014.  He was therefore not involved in Compensation Committee activities and discussions prior to February 1, 2014.  For that reason, he was not asked to and did not participate in the preparation or submission of the above report.

2013 SUMMARY COMPENSATION INFORMATION

As described in the “Compensation Discussion and Analysis,” the Named Executive Officers are compensated with a combination of salary, non-equity incentive compensation, equity compensation and certain other benefits.  Perquisites are not provided to executives unless they also are available to all other full-time employees of the Company.

Of the Named Executive Officers, only Edward Pettinella has an employment agreement.  The level of incentive compensation and equity grants are, pursuant to the terms of both the 2010 Employment Agreement and the 2013 Employment Agreement, to be determined by the Compensation Committee and approved by the Board.  There are no minimum or maximum levels provided in either agreement, other than his current base salary of $550,000 is set as the minimum level for that component of his compensation under both Employment Agreements.

Amounts listed in the table under Non-Equity Incentive Plan Compensation represent payments received by the Named Executive Officers under the Bonus Plan for services rendered in 2011, 2012 and 2013.  Payment of the 2013 amount was approved by the Compensation Committee (and, in the case of the Chief Executive Officer, the Board of Directors) at their January/February 2014 meetings and payment was made in February 2014.  The Bonus Plan is described in more detail in the above “Compensation Discussion and Analysis.”

As described above in the “Compensation Discussion and Analysis,” the “forward-looking” Executive Performance-Based Equity Program provides for three-year rolling periods with the first period running from January 1, 2012 to December 31, 2014.  Under this program, 75% of the total value awarded is issued in the form of Performance-Based RSUs with the remainder being Service-Based RSUs.

As also described above in the “Compensation Discussion and Analysis,” a final equity grant was made in 2012 under the Prior Service-Based Equity Program, pursuant to which grants were provided each year to reward participants for performance delivered in the prior year.  The amounts listed under the Stock Awards column of the Summary Compensation Table include the value of the restricted stock award made in 2012 and the amounts listed under the Option Award column reflect the value of options granted in 2012, both of which were for services rendered in 2011.

Pursuant to the Deferred Bonus Plan, eligible employees, including the Named Executive Officers, can elect to defer up to 100% of their bonus under the Bonus Plan for three, five or ten years.  The Company matches 10% of the amount deferred (referred to as the “10% Company Match”), which amounts vest after three years.  A "phantom" stock account is established for both amounts.  Each deferral and 10% Company Match is reflected by crediting those accounts with the number of shares of the Company's Common Stock that could be purchased with the amounts deferred and contributed at the Common Stock's fair market value as of the day before the bonus would otherwise have been paid.  The equivalent of dividends on those shares is also credited to the accounts at the time dividends are paid on the Company's Common Stock.  Shares that could be purchased with the hypothetical dividends are credited to accounts at the same price that shares are purchased for participants under the dividend reinvestment feature of the Company's DRIP.  Payments out of deferred accounts, upon vesting or otherwise, are made by issuance of Common Stock, except in the event of payment by reason of a change in control in which event payment may be made in cash or by issuance of Common Stock at the election of the Compensation Committee.

The following table sets forth the compensation paid to or earned by the Named Executive Officers during 2011, 2012 and 2013.  There are no amounts to report in the Bonus and Change in Pension Value and Nonqualified Deferred Compensation Earnings columns so they have not been included.  Annual cash incentives under the Company’s Bonus Plan, whether paid or deferred, are listed below under the Non-Equity Incentive Plan Compensation column.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Edward J. Pettinella,	2013	550,000	1,629,389	-	682,770	138,754	3,000,913
President and Chief	2012	550,000	3,682,254	649,995	950,400	155,775	5,988,424
Executive Officer	2011	550,000	1,237,454	412,497	894,630	129,438	3,224,019

David P. Gardner,	2013	350,000	592,505	-	332,797	55,372	1,330,674
Executive Vice President	2012	347,917	1,211,874	199,998	449,334	59,466	2,268,589
and Chief Financial Officer	2011	339,768	588,116	159,369	415,265	58,794	1,561,312

Ann M. McCormick,	2013	307,917	456,252	-	283,083	41,429	1,088,681
Executive Vice President	2012	300,000	825,672	131,244	385,560	41,330	1,683,806
and General Counsel	2011	296,875	371,236	123,748	361,505	45,428	1,198,792

John E. Smith,	2013	278,958	256,045	-	165,115	35,776	735,894
Senior Vice President	2012	272,917	706,039	131,244	232,525	44,061	1,386,786
	2011	259,792	348,077	99,371	208,561	35,712	951,513

Bernard J. Quinn	2013	275,833	242,080	-	167,901	30,415	716,229
Senior Vice President	2012	249,333	560,025	87,496	215,125	23,875	1,135,854

(1) This represents actual cash compensation paid to the Named Executive Officers, including any mid-year salary changes which may have been retroactive.

(2) This column represents the grant date fair value of restricted stock and RSUs granted in the year indicated in accordance with ASC Topic 718 except, pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  Fair value for restricted stock is calculated using the closing price of the Company’s Common Stock on the grant date.  Fair value for RSUs was estimated on the date of grant using a multifactor Monte Carlo simulation model, which takes into account the DERs associated with the RSUs.  Since the Monte Carlo valuation is less than “Maximum”, the maximum grant date fair value of the Performance-Based RSUs is as follows:

	2012	2013
Edward J. Pettinella	$2,406,250	$2,406,250
David P. Gardner	850,000	875,000
Ann M. McCormick	600,000	600,000
John E. Smith	364,375	378,125
Bernard J. Quinn	274,500	357,500

For additional information, refer to Note 12 of the Company’s financial statements in the 2013 Form 10-K.  To the extent that a Named Executive Officer has elected to participate in the Deferred Bonus Plan, this column also includes the value of the 10% Company Match.  The first grants made under the Executive Performance-Based Equity Program (for the period 2012-2014) were made in 2012.  Recognizing that the awards under the Executive Performance-Based Equity Program were forward-looking, the Compensation Committee and the Board also in 2012 approved a grant related to 2011 service in the form of shares of restricted stock under the Prior Service-Based Equity Program.  Of the amounts listed in this column for 2012, the following amounts relate to the restricted stock issued to the Named Executive Officers under the Prior Service-Based Equity Program in 2012 for service in 2011:  Mr. Pettinella $1,949,997; Mr. Gardner $599,960; Mrs. McCormick $393,732; Mr. Smith $443,728 and Mr. Quinn $262,466.  The remaining value for 2012 relates to the RSUs granted under the Executive Performance-Based Equity Program, except Mr. Quinn’s 2012 total includes an additional value of $99,947 relating to a promotion-related grant of restricted stock.

 (3)           This column represents the grant date fair value on the date of issue of options granted in the year indicated in accordance with ASC Topic 718.  This value was calculated using the Black-Scholes formula.  For additional information on the valuation assumptions with respect to the 2012 and 2011 grants, refer to footnotes to the Company’s financial statements contained in the Company’s Annual Reports on Form 10-K for 2012 and 2011 respectively.

(4)           This column represents the payments received by the Named Executive Officers for services rendered in the year indicated pursuant to the Company’s Bonus Plan.  The payment was actually received by the Named Executive Officer in the year following the year in which the services were rendered.

(5)           This column represents (a) $7,350 for 2011 and $7,500 in 2013 for each of the Named Executive Officers, except it includes $7,500 and $5,419 for Mr. Smith’s 2012 and 2013 contributions, respectively under the Company’s 401(k) Savings Plan plus (b) dividends paid in 2011, 2012 and 2013, respectively on all shares of restricted stock and DERs on vested Service-Based RSUs held by each of the Named Executive Officers as follows:  Mr. Pettinella $122,088, $155,775 and $131,254; Mr. Gardner $51,444, $59,466 and $47,872; Mrs. McCormick  $37,858, $41,142 and $33,826;  Mr. Smith $28,362, $36,561 and $30,357; Mr. Quinn (2012 and 2011) $23,875 and $22,915 plus (c) the value of all hypothetical dividends paid in 2011, 2012 and 2013, respectively on the 10% Company Match shares in the accounts of the following Named Executive Officers pursuant to the Company’s Deferred Bonus Plan:  Mrs. McCormick $220, $188 and $103.  No dividends or DERs on unvested Service-Based RSUs and Performance-Based RSUs are included as dividends and DERs are not paid on such RSUs unless and until they vest.

2013 GRANTS OF PLAN-BASED AWARDS INFORMATION

The following table provides information about plan-based awards granted to the Named Executive Officers in 2013.  These awards consist of cash paid pursuant to the Bonus Plan, restricted stock, RSUs and, if applicable, the value of the 10% Company Match made pursuant to the Deferred Bonus Plan.  There are no amounts to be reported in the Estimated Future Payouts Under Equity Incentive Plan Awards column for 2013 so it has not been included.

All shares of restricted stock and RSUs were issued pursuant to the Company’s 2011 Stock
Benefit Plan.

Individuals receiving restricted stock awards have voting rights and are entitled to receive dividends or dividend equivalents prior to vesting.  Individuals receiving RSUs have no voting rights, but each RSU has a dividend equivalent right associated with it.

Restricted stock grants vest 25% per year over a four-year period.  Service-Based RSUs vest over three years.  Fifty percent of earned Performance-Based RSUs vest at the end of the applicable performance period and fifty percent vest one year later.

The phantom shares issued in connection with the 10% Company Match vest after three years.  The only criteria for vesting is continued employment.

Restricted Stock and Service-Based RSUs vest upon termination of employment due to disability, death, termination by the Company without cause and a change in control.  In the event of retirement, restricted stock and Service-Based RSUs continue to vest as scheduled.  Performance-Based RSUs vest upon termination of employment due to disability, death, termination by the Company without cause and change of control at the greater of:  (i) the target number of the Performance-Based Award; and (ii) a pro rata number of the Performance-Based Award based on performance from the commencement of the applicable performance period to the date of termination.  In the event of retirement, the right to the Performance-Based RSUs is retained through the performance period as if the retirement had not occurred and vest at the end of the performance period based on performance during the entire performance period.

No option awards were issued to the Named Executive Officers in 2013 so the related columns are not included on the following table.

2013 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Awards ($)(4)

Edward J. Pettinella		330,000	660,000	990,000
	1/2/13				7,783	23,350	38,917	7,783	1,629,389

David P. Gardner		157,500	315,000	472,500
	1/2/13				2,830	8,491	14,151	2,830	592,505

Ann M. McCormick		138,563	277,125	415,688
	1/2/13				1,940	5,822	9,704	1,940	406,290
	5/7/13							767	49,962

John E. Smith		83,688	167,375	251,063
	1/2/13				1,223	3,669	6,115	1,223	256,045

Bernard J. Quinn		82,750	165,500	248,250
	1/2/13				1,156	3,469	5,781	1,156	242,080

(1)           These columns represent amounts that could have been paid to the Named Executive Officers under the Company’s Bonus Plan for services rendered in 2013.  That Plan is described in more detail in the “Compensation Discussion and Analysis.”  The actual amounts paid in February 2014 for services rendered in 2013 are listed under 2013 in the “Summary Compensation Table” on page 33.

(2)           Amounts shown reflect the Threshold, Target, and Maximum awards for Performance-Based RSUs under the Executive Performance-Based Equity Program, which is described in detail in the “Compensation Discussion and Analysis”  beginning on page 25.

(3)           This column represents Service-Based RSUs awarded to each of the Named Executive Officers in January 2013 under the 2011 Executive Performance-Based Equity Program.  Mrs. McCormick also received a one-time grant of 767 shares of restricted stock in May 2013 for special services relating to the sale of a significant asset.

(4)           For restricted stock, the grant date fair value is calculated using the closing price  of a share of the Company’s Common Stock on the award date (May 7, 2013 - $65.14).  Fair value for RSUs was estimated on the date of grant using a multifactor Monte Carlo simulation model, which takes into account the DERs associated with the RSUs.  For additional information on the valuation assumptions, refer to Note 12 of the Company’s financial statements in the 2013 Form 10-K.  For RSUs, the Monte Carlo simulation model formula resulted in a weighted average grant date fair value of $52.34 per share. The grant date fair value for the restricted stock and RSUs are computed in accordance with ASC Topic 718, except pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

The following table provides information about unexercised options, restricted stock and RSUs that have not vested and were issued under the 2011 Stock Benefit Plan or previous stock benefit plans.  It also includes all phantom shares in the Named Executive Officers’ accounts under the Deferred Bonus Plan that were credited to the accounts as a result of the 10% Company Match but only to the extent that the phantom shares have not vested.  There are no unearned options under the Company’s equity incentive plans so the related column is not included.

Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)

Edward J. Pettinella	55,000	-	38.830	8/3/14	51,640	2,768,937	32,122	1,722,382
	65,000	-	41.950	5/6/15
	65,000	-	51.060	5/4/16
	64,864	-	55.500	5/1/17
	81,929	-	52.560	5/1/18
	99,832	24,957	33.900	5/11/19
	47,826	31,884	49.350	5/11/20
	16,582	24,875	62.090	5/10/21
	13,948	55,794	63.690	5/8/22

David P. Gardner	15,000	-	38.830	8/3/14	18,705	1,002,962	11,428	612,769
	25,000	-	41.950	5/6/15
	25,000	-	51.060	5/4/16
	30,486	-	55.500	5/1/17
	38,514	-	52.560	5/1/18
	38,042	9,510	33.900	5/11/19
	18,225	12,149	49.350	5/11/20
	6,406	9,611	62.090	5/10/21
	4,291	17,168	63.690	5/8/22

Ann M. McCormick	15,000	-	38.830	8/3/14	13,334	714,969	8,009	429,443
	20,000	-	41.950	5/6/15
	20,000	-	51.060	5/4/16
	24,972	-	55.500	5/1/17
	31,546	-	52.560	5/1/18
	31,160	7,789	33.900	5/11/19
	15,761	10,507	49.350	5/11/20
	4,974	7,463	62.090	5/10/21
	2,816	11,266	63.690	5/8/22

Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)

John E. Smith	17,837	-	55.500	5/1/17	11,153	598,024	4,909	263,221
	21,056	-	52.560	5/1/18
	5,389	5,388	33.900	5/11/19
	3,442	6,884	49.350	5/11/20
	3,994	5,993	62.090	5/10/21
	2,816	11,266	63.690	5/8/22

Bernard J. Quinn	10,000	-	41.950	5/6/15	8,504	455,984	3,932	210,834
	10,000	-	51.060	5/4/16
	10,810	-	55.500	5/1/17
	12,761	-	52.560	5/1/18
	15,126	3,781	33.900	5/11/19
	7,247	4,830	49.350	5/11/20
	2,762	4,147	62.090	5/10/21
	1,877	7,511	63.690	5/8/22

(1) All option grants have a ten-year term and vest pro rata as to 20% of the option grant beginning on the first anniversary of grant date, thus the vesting dates for each of the option awards in this table can be calculated accordingly.

(2) The table below shows the vesting schedule for all shares of restricted stock and Service Based RSU's.

		Vesting Schedule
Name	Grant Date	2014	2015	2016	2017
Edward J. Pettinella	5/11/2010	5,521	-	-	-
	5/10/2011	4,982	4,984	-	-
	2/14/2012	2,704	2,704	-	-
	5/8/2012	7,654	7,654	7,654	-
	1/2/2013	2,594	2,594	2,595	-

David P. Gardner	5/11/2010	2,164	-	-	-
	5/10/2011	2,368	2,368	-	-
	2/14/2012	955	955	-	-
	5/8/2012	2,355	2,355	2,355	-
	1/2/2013	943	943	944	-

Ann M. McCormick	5/11/2010	1,652	-	-	-
	5/10/2011	1,494	1,497	-	-
	2/14/2012	674	674	-	-
	5/8/2012	1,545	1,546	1,545	-
	1/2/2013	646	646	648	-
	5/7/2013	192	192	192	191

		Vesting Schedule
Name	Grant Date	2014	2015	2016	2017
John E. Smith	5/11/2010	1,082	-	-	-
	5/10/2011	1,401	1,403	-	-
	2/14/2012	409	410	-	-
	5/8/2012	1,742	1,742	1,741	-
	1/2/2013	407	407	409	-

Bernard J. Quinn	5/11/2010	759	-	-	-
	5/10/2011	830	831	-	-
	2/14/2012	308	309	-	-
	5/8/2012	1,030	1,030	1,030	-
	11/6/2012	406	406	409	-
	1/2/2013	385	385	386	-

(3) The market value is the closing price of a share of the Company’s Common Stock on
December 31, 2013 ($53.62).

(4) The table below shows the vesting schedule for all Performance Based RSU's.

		Vesting Schedule
Name	Grant Date	2015	2016	2017
Edward J. Pettinella	2/14/2012 (a)	12,169	12,170	-
	1/2/2013 (b)	-	3,891	3,892

David P. Gardner	2/14/2012 (a)	4,299	4,299	-
	1/2/2013 (b)	-	1,415	1,415

Ann M. McCormick	2/14/2012 (a)	3,034	3,035	-
	1/2/2013 (b)	-	970	970

John E. Smith	2/14/2012 (a)	1,843	1,843	-
	1/2/2013 (b)	-	611	612

Bernard J. Quinn	2/14/2012 (a)	1,388	1,388	-
	1/2/2013 (b)	-	578	578

(a)  This row represents Performance-Based RSU's as if they were earned at the Target level for the 2012-2014 performance period since the performance through December 31, 2013 was above the Threshold level for that performance period.

(b)  This row represents Performance-Based RSU's as if they were earned at the Threshold level for the 2013-2015 performance period since the performance through December 31, 2013 met one of the three hurdles for that performance period.

OPTION EXERCISES AND STOCK VESTED IN 2013

The following table provides information for each of the Named Executive Officers concerning the following events that occurred during 2013:  exercises of stock options, vesting of restricted stock and RSUs and phantom shares deposited in certain of the Named Executive Officer’s deferred bonus accounts as the 10% Company Match and dividends on the 10% Company Match.  The table reports the number of securities for which the options were exercised, the aggregate dollar value realized upon exercise of options, the number of shares of stock (including phantom shares) that have vested and the aggregate dollar value realized upon vesting of stock (including phantom shares).

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Edward J. Pettinella	50,000	1,353,822	26,216	1,698,387
David P. Gardner	2,713	77,076	9,882	640,291
Ann M. McCormick	8,900	240,781	7,038	456,010
John E. Smith	-	-	5,790	375,709
Bernard J. Quinn	-	-	4,146	265,393

(1)           The dollar amount realized upon exercise was computed by multiplying the number of shares times the difference between the market price of the underlying securities and the exercise price of the options.

(2)           The aggregate dollar amount realized upon vesting was computed by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

PENSION BENEFITS

The Company does not maintain a defined benefit pension plan or supplemental pension plan.

2013 NONQUALIFIED DEFERRED COMPENSATION

A description of the Company’s Deferred Bonus Plan is included in “2013 Summary Compensation Information” beginning on page 32.

Name	Executive Contributions in 2013($)(1)	Registrant Contributions in 2013($)(2)	Aggregate Earnings in 2013($)(3)	Aggregate Withdrawals/ Distributions in 2013($)(4)	Aggregate Balance at 12/31/13($)
Edward J. Pettinella	-	-	-	-	-
David P. Gardner	-	-	-	-	-
Ann M. McCormick	-	103	1,028	52,500	-
John E. Smith	-	-	-	-	-
Bernard J. Quinn	-	-	-	-	-

(1)           This column represents deferral of a portion of the bonus paid under the Bonus Plan in February 2014 for services rendered in 2013.  None of the Named Executive Officers deferred any portion of their 2013 bonus paid in 2014.

(2)           This column represents value of all hypothetical dividends paid in 2013 on all shares in the Named Executive Officer’s deferred bonus account as a result of a 10% Company Match.  Of the amounts listed above, the following amounts were also reported in the Summary Compensation Table for 2013:  Mrs. McCormick $103.  If any Named Executive Officers had deferred any portion of their 2013 bonus paid in 2014, the 10% Company Match made in February 2014 relating to the amounts deferred as described in footnote (1) also would be included this column.

(3)           This column represents the value of all hypothetical dividends on all shares in the Named Executive Officer’s deferred bonus accounts except for the shares related to the 10% Company Match which are already included as described in footnote (2) above.

(4)           The amounts listed in this column represent the value of the phantom stock on the day prior to the issue date, which includes the value of the deferred amount, the 10% Company Match, hypothetical dividends reinvested and appreciation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Other than Mr. Pettinella, none of the Named Executive Officers have employment agreements which provide for any cash payment or other benefits in the event of the termination of employment.  Any rights that any of the Named Executive Officers have to such payments and benefits are the result of provisions in the various compensation plans that are available to certain other salaried employees of the Company.  Those compensation plans and the Named Executive Officers’ rights thereunder are described below.

In addition to the rights available under those plans, Mr. Pettinella has contractual rights pursuant to the terms of his 2010 Employment Agreement (expired on December 31, 2013) and 2013 Employment Agreement (expires on December 31, 2016).  Those Employment Agreements provide that, if his employment is terminated by the Company without cause or by Mr. Pettinella for good reason, he is entitled to receive a lump sum amount equal to his Severance Benefits as described on page 30.  In the year following termination, he also is to be paid the amount of annual cash incentive compensation that he would have earned at the target level pro-rated for the portion of the year that he was an employee.  In the event of the termination of his employment by reason of death or disability, he is entitled to 1.0 times the Severance Benefits.  In addition, upon the occurrence of any of the termination events described above all options become exercisable and remain so for one year and all restricted shares and Service-Based RSUs held by Mr. Pettinella vest.   Performance-based awards vest at the greater of:  (i) the target amount; and (ii) a pro-rata amount based on performance from the commencement of the performance period through the date of termination.  He is also entitled to the continuance of his fringe benefits for two years following termination.  Mr. Pettinella is also entitled to receive certain benefits upon the occurrence of a change in control as described below.  In the case of retirement, he only is entitled to benefits generally provided to other salaried employees as described below.

The terms of the Employment Agreements are described under “Employment Agreements” on page 30.

Change in Control

The Company’s Executive Retention Plan provides for severance benefits and other compensation to virtually all of the corporate staff of the Company in the event of a change in control of the Company and a subsequent termination of their employment, either by the Company without cause or by the employee with good reason.  The Executive Retention Plan was amended in 2011 to eliminate:  (i) the right of certain officers of the Company, including the Named Executive Officers, to receive benefits under the Executive Retention Plan if they elect to terminate their employment for any reason during a 30-day window following the one-year anniversary of the change in control; and (ii) the right of the Named Executive Officers and other members of senior management to receive a gross-up payment in the amount necessary to pay any excise tax due on the severance payment.

The level of benefits to be received under the Executive Retention Plan varies depending on the bonus level of the individual pursuant to the Company’s Bonus Plan.  In all cases, regardless of bonus level, employees are entitled to receive in a lump sum their base salary accrued through the termination date and to be paid in a lump sum all other amounts earned, accrued or deferred under the Bonus Plan and other compensation plans.

In addition to the above, upon a termination following a change in control, employees are entitled to receive in a lump sum a multiple of their current cash compensation ranging from a minimum of one month’s salary for every year employed (with a minimum of two months and a maximum of 24 months) up to a maximum of two times their current annual salary.  In addition, certain employees are entitled to receive two times the greater of:  (i) the employee’s target annual cash incentive compensation for services rendered in the year of termination; or (ii) their Three Year Average Bonus.  The Named Executive Officers, along with approximately 40 other employees, are entitled to the maximum cash benefits.  Mr. Pettinella is entitled to three times salary and three times his Three Year Average Bonus pursuant to his 2013 Employment Agreement.  Pursuant to his 2010 Employment Agreement, Mr. Pettinella was entitled to three times his salary and three times the greater of:  (i) target bonus for the year of termination; or (ii) his Three Year Average Bonus.  The “greater of” concept was eliminated in the 2013 Employment Agreement.

Also, upon termination following a change in control, all options, restricted stock and Service-Based RSUs vest and Performance-Based RSUs vest at the greater of:  (i) the target number of the Performance-Based Award; and (ii) a pro-rata number of the Performance-Based Award based on performance from the commencement of the performance period to the date of termination.

Stock Benefit Plans

Under the 2011 Stock Benefit Plan, in the event of the termination of employment by the Company without good cause, and upon termination by reason of disability, death or retirement, all options become fully exercisable and remain so for one year, except that options held by the executive officers, including the Named Executive Officers, do not vest upon retirement but continue to vest on their original terms.  Shares of restricted stock and Service-Based RSUs, including those held by the Named Executive Officers, vest upon termination of employment by the Company without good cause and upon termination by reason of disability or death but remain in place on their original terms upon retirement.  In the event of termination of employment by the Company without good cause and upon termination by reason of death or disability, Performance-Based RSUs vest at the greater of:  (i) the target amount of the awards; or (ii) a pro-rata amount based on the performance from the commencement of the performance period through the termination date.  In the event of retirement, the right to Performance-Based RSUs is retained through the performance period as if the retirement had not occurred and vest at the end of the performance period based on performance during the entire performance period.

No additional grants are being made under the Company’s prior stock benefit plans, but there are option awards still outstanding under the 2003 Stock Benefit Plan and the 2008 Stock Benefit Plan.  Under both plans, in the event of termination by the Company without good cause, and upon termination by reason of disability, death,  or retirement, options held by executive officers, including the Named Executive Officers, receive the same treatment as under the 2011 Stock Benefit Plan.

Miscellaneous Benefits

The termination of employment for any reason also triggers certain events under the Company’s Deferred Bonus Plan and 401(k) Savings Plan.  In addition, the termination of employment, by reason of disability or death, triggers benefits under disability and life insurance plans provided by the Company.  The benefits payable to the Named Executive Officers under those plans are the same as those available to other salaried employees, so no amount in respect to those plans is reported on the table below.

The following table provides information about the estimated maximum amounts to be paid to the Named Executive Officers under various scenarios as if they had occurred on December 31, 2013.  As noted above, the amounts estimated for Mr. Pettinella are based on the terms of his 2010 Employment Agreement.  The Named Executive Officers would not receive any payment in the event of a voluntary termination on their part or a termination for cause by the Company.  Please note that the Executive Retention Plan was amended in 2011 to eliminate the right to receive a tax gross-up.

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control) ($)	Retirement ($)	Death or Disability ($)
Edward J. Pettinella
Severance(1)	-	4,038,540	-	4,177,800	-	1,392,600
Accelerated Vesting of Long-Term Incentives(2)	-	5,907,278	-	6,203,314	-	6,203,314
Other Benefits	-	17,928	-	26,892	17,928	-
	-	9,963,746	-	10,408,006	17,928	7,595,914
David P. Gardner
Severance	-	-	-	1,498,264	-	-
Accelerated Vesting of Long-Term Incentives(2)	-	2,131,515	-	2,247,549	-	2,247,549
Other Benefits	-	-	-	-	-	-
	-	2,131,515	-	3,745,813	-	2,247,549
Ann M. McCormick
Severance	-	-	-	1,306,765	-	-
Accelerated Vesting of Long-Term Incentives(2)	-	1,524,530	-	1,613,110	-	1,613,110
Other Benefits	-	-	-	-	-	-
	-	1,524,530	-	2,919,875	-	1,613,110
John E. Smith
Severance	-	-	-	964,134	-	-
Accelerated Vesting of Long-Term Incentives(2)	-	1,108,233	-	1,166,250	-	1,166,250
Other Benefits	-	-	-	-	-	-
	-	1,108,233	-	2,130,384	-	1,166,250
Bernard J. Quinn
Severance	-	-	-	946,953	-	-
Accelerated Vesting of Long-Term Incentives(2)	-	876,737	-	917,435	-	917,435
Other Benefits	-	-	-	-	-	-
	-	876,737	-	1,864,388	-	917,435

(1)           This payment would be made pursuant to Mr. Pettinella’s 2010 Employment Agreement, which was in effect on December 31, 2013 and is based on his 2013 salary and the average of his bonuses paid for service in 2011, 2012 and 2013.  The payment would be the same amount if it was calculated under his 2013 Employment Agreement, the term of which commenced on January 1, 2014.  This does not include the amount Mr. Pettinella would receive in the year following termination, which would equal his target incentive compensation for the year of termination pro-rated for the portion of the year that he was an employee.

(2)           The vesting of options, restricted stock and RSUs upon the occurrence of certain termination triggers is made in accordance with the terms of the 2011 Stock Benefit Plan, the Company’s prior stock benefit plans, the Restricted Stock Unit Master Agreements, or the Executive Retention Plan, as applicable.  For options, the amount listed represents the gain realized for unvested stock option grants as of December 31, 2013, using a year-end closing stock price of $53.62.  For restricted stock and RSUs, the amount listed represents the number of unvested restricted shares or RSUs as of December 31, 2013 multiplied by $53.62.  Also included is the value of all DERs associated with vesting RSUs.

COMPENSATION RISKS

The Compensation Committee, with the assistance of FPL, its independent compensation consultant, undertook a thorough review of all of the components of executive and non-executive compensation to determine whether any of those components were likely to encourage excessive risk taking that was not in the best interests of the Company and the stockholders.  The Compensation Committee considered mitigating features of the various components which include the following.

•
Base salary decisions are made based on various considerations, including competitive benchmarking by an independent compensation consultant, the results of which are reviewed by the Compensation Committee.  The benchmarking analysis is completed on a routine basis based on the most recent data available in order to capture the dynamic competitive landscape.  Further, the Company generally seeks to provide total compensation near the market median, of which base salary comprises a relatively limited portion of the overall total compensation opportunity.

•
The Bonus Plan includes two primary performance metrics, both of which represent a significant contribution to stockholder value.  Annual performance goals are recommended by management based on the budget for the year and then reviewed and approved by the Compensation Committee.  This process provides the appropriate checks and balances to ensure adequate performance levels are established for the annual incentive plan.

•	100% of the CEO’s payment under the Bonus Plan is in the Board’s discretion and 50% of the payment to the other senior executives of the Company is in the discretion of the Compensation Committee.

•	Each of the senior executives executes a Bonus Repayment Agreement every year as described in the “Compensation Discussion and Analysis” on page 25.

•
Vesting schedules for restricted stock, RSUs and options cause management to hold a significant amount of unvested equity at all times and promotes a long-term view predicated on increasing stockholder value.

•
Only the CEO has an employment agreement, which limits the Company’s exposure to potential separation payments (outside of those described in “Potential Payments Upon Termination or Change in Control” beginning on page 40).

After its comprehensive review, the Compensation Committee concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

PROPOSAL 2
ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, and Section 14A of the Securities and Exchange Act, as amended, the Company is providing its stockholders with the opportunity to vote on a nonbinding, advisory basis, to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

At the 2011 Annual Stockholders Meeting, the stockholders cast an advisory vote on their preferred frequency of the advisory vote on executive compensation. The Board of Directors recommended, and the stockholders indicated a preference for, an annual advisory vote on executive compensation.  Following this vote, the next stockholder advisory vote on executive compensation, therefore, will take place at the 2015 Annual Meeting.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our Named Executive Officers with the interests of our stockholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk taking.

The “Compensation Discussion and Analysis” describes in more detail the Company’s executive compensation program and decisions made with respect to 2013 executive compensation.  Highlights include:

•
The Company has a long-term incentive plan for its senior executives that emphasizes pay-for- performance as 75% of the equity awards are based on performance against predetermined goals for absolute and relative stockholder return over a three-year performance period.

•
In addition to the cash incentive compensation plan’s two main corporate/financial based metrics, which are designed to directly correlate to stockholder value creation, additional team-based and individual goals are included to ensure that management is focused on a variety of initiatives to position the Company for long-term success.

•	The Company has enacted Executive Stock Ownership Guidelines which require the Named Executive Officers and other executive officers to hold and retain significant equity value in the Company.

•
The three-year average “burn-rate” (options, restricted stock and Service-Based RSUs granted divided by the sum of the weighted average outstanding Common Stock and limited partnership units in Home Properties, L.P.) for equity issuance by the Company for 2011-2013 was approximately .76% (with each share of restricted stock and each Service-Based RSU issued counted as 3.0 units) demonstrating the Company’s recognition that equity-based compensation is a valuable and limited resource.

•
All of the Chief Executive Officer’s annual cash incentive is payable at the discretion of the Board of Directors and 50% of the other Named Executive Officers annual cash incentive is similarly in the discretion of the Compensation Committee.

•
Decisions relating to executive compensation are made by the Compensation Committee in a multi-step process over several meetings. The Compensation Committee has engaged independent outside consultants to assist it with benchmarking and other compensation related matters.

•
The Company has a robust performance evaluation process in place to evaluate the performance of the Chief Executive Officer and the other executive officers.  The Compensation Committee uses the results of those evaluations in making compensation decisions.

•
The Compensation Committee’s philosophy is that the proportion of an individual’s total compensation that varies by Company performance should increase as the individual’s total compensation and business responsibilities increase. Consistent with this philosophy, in 2013 the Chief Executive Officer’s base salary represented only 19% of his Total Direct Compensation.

•	The Company does not provide any Perquisites to its executives.

•	The Company does not maintain or contribute to any defined benefit pension plan for its executive officers.

•
As it has for several years, the Company requires its executive officers to execute a Bonus Repayment Agreement as a condition to receiving their cash incentive compensation. Under the agreement, the Company may recover cash incentive compensation in the event of the restatement of financial results.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the Named Executive Officers as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, the Board of Directors or the Compensation Committee.  To the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Accordingly, our stockholders are requested to vote on the following resolution at the 2014 Annual Meeting of Stockholders:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosure.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options(1)	Number of Securities Remaining Available for Future Issuance(2)(3)

Options:
Equity compensation plans approved by security holders	2,402,415	$49.41	1,105,798
Total Options	2,402,415	$49.41	1,105,798

Restricted Stock Awards:
Equity compensation plans approved by security holders	-	N/A	243,192
Total Restricted Stock Awards	-	N/A	243,192

(1) Number of securities to be issued upon exercise of outstanding options is reported as of December 31, 2013 and includes 31,028 phantom shares deferred by officers under the Company's Deferred Bonus Plan and 81,865 phantom shares deferred by directors under the Director Deferred Compensation Plan.  The weighted average exercise price of outstanding options does not take these 112,893 deferred shares into account.

(2) This assumes that all 1,040,862 equity awards that are available under the 2011 Stock Benefit Plan as of December 31, 2013 are issued in the form of options.  In that case, there would be no awards available for the issuance of restricted stock.  There were 29,211 and 35,725 shares available for issuance under the Company's Deferred Bonus Plan and Director Deferred Compensation Plan, respectively, as of December 31, 2013.

(3) This assumes that all 1,040,862 equity awards that are available under the 2011 Stock Benefit Plan as of December 31, 2013 are issued in the form of restricted stock.  In that case, there would be no awards available for the issuance of options.  Under the Plan, awards of restricted stock currently reduce the number of shares available for award by 4.28 shares for every one share awarded.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities Ownership of Management

The following table sets forth information as of February 28, 2014 regarding the beneficial ownership of shares of Common Stock by: (i) Directors and Named Executive Officers of the Company; and (ii) Directors and executive officers of the Company as a group.  The table also includes information relating to the number and percentage of shares of Common Stock and limited partnership units in Home Properties, L.P. (“UPREIT Units”) beneficially owned by the persons included in (i) and (ii) above. UPREIT Units are exchangeable into shares of Common Stock or cash at the election of the Company.  As of February 28, 2014, there were 10,224,203 outstanding UPREIT Units.  In preparing this table, the Company has relied on information supplied by its officers and Directors and upon information contained in filings with the SEC.  The business address of each of the following Directors and executive officers is 850 Clinton Square, Rochester, New York 14604.

Name of Owner	# of Shares Beneficially Owned(1)		% of Shares Outstanding(1)		#of Shares/ UPREIT Units Owned(2)	% of Shares/ UPREIT Units Outstanding(2)

Edward J. Pettinella(3)	776,231		1.345%		776,231	1.143%

Michael D. Barnello(4)	-		*		-	*

Bonnie S. Biumi(5)	216		*		216	*

Stephen R. Blank(6)	9,770		*		9,770	*

Alan L. Gosule(7)	62,897		*		62,897	*

Leonard F. Helbig, III(8)	77,320		*		77,320	*

Thomas P. Lydon, Jr.(9)	13,887		*		13,887	*

Clifford W. Smith, Jr.(10)	114,403		*		114,403	*

David P. Gardner(11)	292,459		*		295,490	*

Ann M. McCormick(12)	258,623		*		258,623	*

John E. Smith(13)	116,773		*		116,773	*

Bernard J. Quinn(14)	95,298		*		95,298	*

All executive officers and
directors as a group (15 persons)	2,014,273	(15)	3.450	% (16)	2,017,304	2.940	%(17)

*Less than 1%

(1)           Assumes that all currently exercisable options or options exercisable within 60 days (“Currently Exercisable Options”) issued to the person have been exercised, that all shares of restricted stock awards and Service-Based RSUs issued to the person have vested and that all shares in the person’s account pursuant to the Company’s Deferred Bonus Plan or Director Deferred Compensation Plan (the “Phantom Shares”) that would be issued upon termination of service of the individual have been issued.  The total number of shares outstanding used in calculating the percentage assumes that none of the options held by any other person have been exercised and that all of the shares of restricted stock and Service-Based RSUs issued to any other person have vested and that all of the Phantom Shares that would be issued upon termination of service of the listed persons have been issued.

(2)           Same assumptions as footnote (1) plus assumes that UPREIT Units issued to the person have been exchanged for shares of Common Stock (on a one-for-one basis) and that for purposes of calculating the percentage the total number of shares assumes that all of the UPREIT Units issued to any other person have been exchanged for shares of Common Stock.

(3)           Includes 509,981 shares which may be acquired upon the exercise of Currently Exercisable Options and 54,540 shares of restricted stock awards and Service-Based RSUs.  Of the scheduled shares of Common Stock owned by Mr. Pettinella, 210,401 have been pledged as collateral.

(4)           Michael Barnello was elected to the Board on October 22, 2013.

(5)           Bonnie Biumi was elected to the Board on October 22, 2013. There are 21 additional shares in Ms. Biumi’s account pursuant to the Director Deferred Compensation Plan that represent the 10% Company Match and which will not vest within 60 days.

(6)           Includes 2,170 shares which may be acquired upon the exercise of Currently Exercisable Options and 4,269 shares of restricted stock.

(7)           Includes 30,414 shares which may be acquired upon the exercise of Currently Exercisable Options and 7,374 shares of restricted stock.

(8)           Includes 3,747 shares which may be acquired upon the exercise of Currently Exercisable Options.  There are 427 additional shares in Mr. Helbig’s account pursuant to the Director Deferred Compensation Plan that represent the 10% Company Match and which will not vest within 60 days.  Mr. Helbig shares voting and dispositive power with his wife with respect to 4,738 shares.

(9)           There are 293 additional shares in Mr. Lydon’s account pursuant to the Director Deferred Compensation Plan that represents the 10% Company Match and which will not vest within 60 days.  Includes 1,600 shares owned indirectly, over which Mr. Lydon has investment authority.

(10)           Includes 29,214 shares which may be acquired upon the exercise of Currently Exercisable Options.  There are 536 additional shares in Mr. Smith’s account pursuant to the Director Deferred Compensation Plan that represent the 10% Company Match and which will not vest within 60 days.

(11)           Includes 200,964 shares which may be acquired upon the exercise of Currently Exercisable Options and 19,788 shares of restricted stock and Service-Based RSUs.  Mr. Gardner shares voting and dispositive power with his spouse with respect to 71,707 shares of Common Stock, of which 25,000 have been pledged as collateral.  The third and fourth columns also include 3,031 UPREIT Units owned by Mr. Gardner.

(12)           Includes 166,229 shares which may be acquired upon the exercise of Currently Exercisable Options and 14,125 shares of restricted stock and Service-Based RSUs.  Mrs. McCormick shares voting and dispositive power with her spouse with respect to 78,269 shares of Common Stock, of which 25,000 have been pledged as collateral.

(13)           Includes 54,534 shares which may be acquired upon exercise of Currently Exercisable Options, 11,647 shares of restricted stock and Service-Based RSUs and 1,459 shares held in Mr. Smith’s account under the Company’s 401(k) Savings Plan.

(14)           Includes 70,583 shares which may be acquired upon exercise of Currently Exercisable Options, 9,122 shares of restricted stock and Service-Based RSUs and 655 shares held in Mr. Quinn’s account under the Company’s 401(k) Savings Plan.

(15)           Includes 1,186,384 shares which may be acquired upon the exercise of Currently Exercisable Options and 143,004 shares of restricted stock and Service-Based RSUs.  In addition to the shares of Common Stock pledged as collateral as indicated in the footnotes above, 35,893 shares of Common Stock have been pledged as collateral by other executive officers of the Company.  There are 1,728 additional shares in the executive officers’ and Directors’ accounts pursuant to the deferred compensation plans that represent the 10% Company Match and which will not vest within 60 days.

(16)           Assumes that all Currently Exercisable Options issued to all listed persons have been exercised, that all shares of restricted stock and Service-Based RSUs issued to such persons have vested and that all Phantom Shares that would be issued upon the termination of services of such person have been issued.

(17)           Same assumptions as footnote (16) plus assumes that all UPREIT Units issued to all listed persons have been exchanged for shares of Common Stock.

Security Ownership by Beneficial Owners of More than 5% of the Company’s Common Stock

The following table sets forth information regarding the beneficial ownership of Common Stock by each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock as of December 31, 2013.  In preparing this table, the Company has relied on information contained in filings with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Common Stock(1)

Cohen & Steers, Inc. Cohen & Steers Capital Management, Inc. Cohen & Steers UK Limited 280 Park Avenue 10th Floor New York, NY 10017	8,915,963	(2)	15.65%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	7,410,002	(3)	13.01%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	4,807,934	(4)	8.44%

FRM LLC 245 Summer Street Boston, MA 02210	4,316,682	(5)	7.58%

Vanguard Specialized Funds – Vanguard REIT Index Fund 100 Vanguard Blvd. Malvern, PA 19355	3,844,618	(6)	6.75%

Daiwa Asset Management Co. Ltd GranTokyo North Tower 9-1 Maruonuchi 1-chome, Chiyoda-ku Tokyo, Japan 100-6753	3,625,180	(7)	6.36%

(1)           Percentage is based on actual number of shares outstanding as of December 31, 2013 and may be different than the percentage referenced in the reports described below.

(2)           Based on a report on Schedule 13G (Amendment No. 10) filed by Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc. and Cohen & Steers UK Limited on February 14, 2014, reflecting that Cohen & Steers, Inc. beneficially owns and has sole dispositive power with respect to 8,915,963 shares and sole voting power with respect to 4,491,950 and that Cohen & Steers Capital Management, Inc. beneficially owns and sole dispositive power with respect to 8,795,406 shares and sole voting power with respect to 4,421,180 shares and that Cohen & Steers UK Limited beneficially owns and has sole dispositive power with respect to 120,557 shares and sole voting power with respect to 70,770 shares.

(3)           Based on a Schedule 13G (Amendment No. 10) filed by The Vanguard Group on February 11, 2014, reflecting that it beneficially owns 7,410,002 shares and has sole voting power with respect to 107,556 shares, shared voting with respect to 36,900 shares, shared dispositive power with respect to 81,612 and sole dispositive power with respect to 7,328,390 shares.

(4)           Based on a report on Schedule 13G (Amendment No. 5) filed by BlackRock, Inc. on January 29, 2014, reflecting that it beneficially owns and has sole dispositive power with respect to 4,807,934 shares and sole voting power with respect to 4,586,632 shares.

(5)           Based on a Schedule 13G (Amendment No. 1) filed by FMR LLC on February 14, 2014, reflecting that it beneficially owns and has sole dispositive power with to 4,316,682 shares and sole voting power with respect to 209,669 shares.

(6)           Based on a report on Schedule 13G (Amendment No. 4) filed by Vanguard Specialized Funds – Vanguard REIT Index Fund on February 4, 2014, reflecting that it beneficially owns and has sole voting power with respect to 3,844,618 shares.

(7)           Based on a report on Schedule 13G filed by Daiwa Asset Management Co. Ltd on January 24, 2014, reflecting that Daiwa Asset Management Co. Ltd beneficially owns and has sole voting power with respect to 3,625,180 shares, shares dispositive power with respect to 3,623,780 shares and sole dispositive power with respect to 1,400 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE.  Officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2013, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were satisfied, except that the report of gifts by Mr. Pettinella of 9,008 shares of Common Stock was not filed on a timely basis as a result of an oversight.

PROPOSAL 3
APPROVAL OF AMENDMENT OF ARTICLES OF INCORPORATION TO
INCREASE AUTHORIZED SHARES OF COMMON STOCK

The Board has adopted, subject to stockholder approval, an amendment to the Articles to increase the total number of shares of Common Stock authorized to be issued from 80 million shares to 160 million shares. More specifically, it is proposed that Article VI, Section 6.1 of the Articles be amended to read as follows (additions shown as underlined and deletions shown as ~~struck through~~):

“6.1  Authorized Capital Stock.  The total number of shares of stock (the “Stock”) which the Corporation has authority to issue is ~~one hundred million (100,000,000)~~ one hundred eighty million (180,000,000) shares consisting of (A) ~~eighty million (80,000,000)~~ one hundred sixty million (160,000,000) shares of common stock, par value $.01 per share (“Common Stock”); (B) ten million (10,000,000) shares of excess stock, par value $.01 per share (“Excess Stock”); and (C) ten million (10,000,000) shares of preferred stock, par value $.01 per share (“Preferred Stock”).  The aggregate par value of all of the shares of all classes of Stock is ~~$1,000,000~~ $1,800,000. “

Purpose of the Amendment and Factors to Consider

The proposed amendment to the Articles will give the Company the flexibility it requires to issue shares of Common Stock to meet future long term corporate needs. At the present time, the Company has 80 million shares of Common Stock authorized for issuance. As of February 28, 2014, 57,073,211 million shares of Common Stock have been issued and are outstanding and 18,741,763 million shares have been reserved for possible future issuance.  Those shares have been reserved for issuance in connection with:  (a) the conversion of UPREIT Units; (b) the exercise of outstanding stock options and the lapse of restrictions on restricted stock, Service-Based RSUs, Performance-Based RSUs (reserved as if awards will be issued at the “Maximum” level); (c) the Company’s 401(k) Savings Plan; (d) the Company’s Deferred Bonus Plan; (e) the Company’s Director Deferred Bonus Plan; (f) the Company’s Dividend Reinvested and Direct Stock Purchase Plan; (g) the Company’s at-the-market equity program; and (h) the remaining shares available for award under the Company’s 2011 Stock Benefit Plan (before the impact of approval of additional shares as described in Proposal 4). After giving effect to these reserves, the Company has approximately 4.2 million shares of Common Stock that remain authorized and available for issuance.

The Board believes that this number of shares is insufficient to meet the long-term needs of the Company for Common Stock equity capital and future equity compensation programs. Therefore, the Board has determined that it is advisable and in the best interests of the Company to amend the Articles to increase the authorized number of shares of Common Stock by an additional 80 million shares so that the Company continues to have the long-term flexibility to issue Common Stock for future corporate needs. If approved, this will be the first increase in the authorized shares of Common Stock since 1999.

Although there are no present agreements, plans, arrangements, commitments or understandings with respect to the issuance of additional shares of Common Stock, the newly authorized shares of Common Stock could be issued at such times and for such corporate purposes as our Board may deem advisable without further action by our stockholders, except as may be required by applicable law or by the rules of the NYSE or any other stock exchange or national securities association trading system on which our Common Stock may be listed or traded. For example, under the NYSE rules, stockholder approval is required if we issue equity in certain transactions other than a public offering for cash equal to 20% of the number of shares outstanding.  In addition, stockholder approval of equity compensation plans would be required for new equity compensation plans or to increase the number of shares of Common Stock available under existing equity compensation plans pursuant to various rules of the SEC, the Internal Revenue Service and the NYSE. Subject to such stockholder approvals, the Board could authorize the issuance of these shares of Common Stock for any corporate purpose that the Board deems advisable, which may include capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future equity compensation and incentive plans, employee stock plans and savings plans, and acquisitions of individual properties or portfolios of multiple properties.

The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common stock currently outstanding. The Company’s stockholders do not have preemptive rights with respect to Common Stock issuances. Accordingly, any issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of our Common Stock. The authorization and subsequent issuance of additional shares of Common Stock other than in a public offering for cash may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of our Common Stock.

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any proposal that may be used as an anti-takeover device. Future issuances of Common Stock or securities convertible into Common Stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders, including stockholders seeking to change the composition of our Board. In addition, the availability and/or issuance of additional shares of Common Stock could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company and thereby protect the continuity of then-present management of the Company. The Board has no intention or plan to employ the increase of our authorized Common Stock to prevent or discourage any acquisition attempt at this time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE ARTICLES TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 4
APPROVAL OF AMENDMENTS TO HOME PROPERTIES, INC
2011 STOCK BENEFIT PLAN

Proposal

The Board of Directors believes that stock-based incentive awards can play an important role in the success of the Company. Such awards encourage and enable the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake or right to acquire a stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

           The 2011 Stock Benefit Plan was approved by the Company’s stockholders at the 2011 Annual Stockholders Meeting.  On February 1, 2014, the Board approved certain amendments to the 2011 Stock Benefit Plan, subject to stockholder approval, to:

(1)	Increase the maximum number of shares of Common Stock which may be subject to awards issued under the 2011 Stock Benefit Plan by 4.0 million shares; and

(2)	Provide that each full value award granted after April 29, 2014 will count as 5.45 shares available for issuance under the 2011 Stock Benefit Plan.

More specifically, it is proposed that Section 2.5 of the 2011 Stock Benefit Plan be amended to read as follows:  (additions shown as underlined and deletions ~~as struck through~~):

2.5           Shares Subject to the Plan.

The maximum number of shares of Common Stock which may be subject to Awards granted under the Plan shall be the sum of: (i) ~~three million (3,000,000)~~ Seven million (7,000,000)  , plus (ii) a number of shares equal to the number of shares remaining available for grant under the Company’s 2008 Stock Benefit Plan as of the Effective Date or which thereafter would have become available under such plan upon expiration of outstanding grants unexercised or the forfeiture of any outstanding grants, subject to adjustment as provided in Section 10.2.  The grant of any full value Award (i.e., an Award other than a Stock Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Common Stock available for issuance under this Section 2.5, as an Award of ~~4.28~~ 5.45 shares of Common Stock for each such share of Common Stock actually subject to the Award.  The grant of a Stock Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Common Stock available for issuance under this Section 2.5, as an Award for one share of Common Stock for each such share of Common Stock actually subject to the Award.  Any forfeiture, cancellation or other termination (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Common Stock under the Plan in the same manner.  Notwithstanding the foregoing, the following shares of Common Stock shall not be added to the shares authorized for grant under the Plan:  (1) shares tendered or held back upon exercise of a Stock Option or settlement of an Award to cover the exercise price or tax withholding; and (2) shares, reserved for issuance upon the grant of a Stock Appreciation Right, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of a Stock Appreciation Right.

As of December 31, 2013, there were 2,728,059 shares of Common Stock subject to outstanding grants and 1,040,862 shares available for future grants under the 2011 Stock Benefit Plan.  Included in the number of shares subject to outstanding grants are 2,289,522 shares subject to options with a weighted average exercise price of $49.41 and a weighted average remaining term of 4.7 years; 234,673 shares of restricted stock (including deferred restricted stock) and 203,864 RSUs, with Performance-Based RSUs counted as if the performance achieved for the relevant performance periods was at the “Maximum” level.  Subsequent to December 31, 2013, the Compensation Committee and the Board approved the annual grant to the participants in the Executive Performance-Based Equity Plan.  That grant reduced the shares available for issuance under the 2011 Stock Benefit Plan to approximately 400,000 shares (counting RSUs at 4.28 shares for each RSU granted and the Performance-Based RSUs as if performance achieved was at the “Maximum” level).  The closing price of the Company’s Common Stock on February 28, 2014 was $58.94.

The Company recognizes that equity-based compensation is a valuable and limited resource, and understands the risk of dilution to its stockholders.  It, therefore, actively manages its use of equity-based compensation.  The Company’s “burn rate” for equity awards for 2011, 2012 and 2013 was .87%, 1.05% and .37% respectively, for a three-year average of .76%.  The burn rate is calculated by dividing the total of the options, restricted stock and Service-Based RSUs (with each share of restricted stock and each Service-Based RSU being valued as 3.0 options) granted in each year divided by the weighted average outstanding equity (shares of Common Stock and UPREIT Units) for the related year.  Over the next three years (through the Annual Meeting of Stockholders in 2017), the Company intends to maintain an average burn rate of 2.0% or less.

Stockholder approval of the amendment to Section 2.5 is required by the NYSE.  If the stockholders approve the amendment, it is expected that there will be sufficient shares available under the 2011 Stock Benefit Plan for grants in the years 2014 to 2017 consistent with those made in 2013.  If stockholders do not approve the amendment to the 2011 Stock Benefit Plan, Section 2.5 of the Plan will continue in effect under the terms currently in place, but it is expected that there will not be sufficient shares available for future grants.  The Board believes that approval of the amendment is in the best interests of the Company and its stockholders.

If the amendment to the 2011 Stock Benefit Plan is not approved by the stockholders, the Board of Directors believes that the Company would be at a disadvantage compared to other companies in providing a market-competitive total compensation package necessary to attract, retain and motivate the talented employees and Directors who are critical to the future success of the Company,

The shares issued under the 2011 Stock Benefit Plan are authorized but unissued shares. The shares of Common Stock underlying any awards that are forfeited, canceled, surrendered or otherwise terminated (other than by exercise) are added back to the shares of Common Stock available for issuance under the 2011 Stock Benefit Plan as described above. Shares of Common Stock tendered or held back upon exercise or settlement of an award to cover the exercise price of an award or tax withholding are not added back to the shares of Common Stock available for issuance under the 2011 Stock Benefit Plan. In addition, shares reserved for issuance upon the grant of a stock appreciation right, to the extent that the number of reserved shares exceeds the number of shares actually issued upon exercise, are not added back to the shares of Common Stock available for issuance under the plan.

Summary of the 2011 Stock Benefit Plan

The following description of certain features of the 2011 Stock Benefit Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2011 Stock Benefit Plan, which was originally filed as Exhibit A to the 2011 Proxy Statement.

Plan Administration. The 2011 Stock Benefit Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2011 Stock Benefit Plan. The Compensation Committee may delegate to the Chief Executive Officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Eligibility.  Persons eligible to participate in the 2011 Stock Benefit Plan are those full or part-time officers, employees, non-employee Directors and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion. As of February 28, 2014, there were eight executive officers, approximately 1,200 other employees and seven non-employee Directors eligible to participate in the 2011 Stock Benefit Plan (although not all individuals eligible to participate are expected to receive grants of awards under the 2011 Stock Benefit Plan).

Stock Options. The 2011 Stock Benefit Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code (“incentive stock options”) and (ii) options that do not so qualify (“non-qualified stock options”).  Options granted under the 2011 Stock Benefit Plan will be non-qualified stock options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified stock options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100 percent of the fair market value of the Common Stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of Common Stock on the NYSE on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in the Company’s capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2011 Stock Benefit Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee, or by delivery (or attestation to the ownership) of shares of Common Stock of the Company that are beneficially owned by the optionee. Subject to applicable law, the exercise price also may be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified stock options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights.  The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of Common Stock equal to the value of the appreciation in the stock price of a designated number of shares of our Common Stock over the exercise price. The exercise price is the fair market value of the Common Stock on the date of grant.

Restricted Stock.  The Compensation Committee may award shares of Common Stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. However, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction (without any prior performance condition to the grant or vesting thereof), the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

Restricted Stock Units.  The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. However, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction (without any prior performance condition to the grant or vesting thereof), the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

Unrestricted Stock Awards.  The Compensation Committee may also grant shares of Common Stock which are free from any restrictions under the 2011 Stock Benefit Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights.  The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.

Sale Event.  The 2011 Stock Benefit Plan provides that upon the effectiveness of a "sale event" as such term is defined in the 2011 Stock Benefit Plan, and except as otherwise provided by the Compensation Committee in an award agreement, the Committee may take any of the following actions: (i) provide that the awards will be assumed with appropriate adjustments by the acquiring or succeeding corporation; (ii) provide that all unexercised options will terminate; or (iii) provide for a cash payment.

Adjustments for Stock Dividends, Stock Splits and Other Events.  The 2011 Stock Benefit Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of Common Stock that are subject to the 2011 Stock Benefit Plan, up to certain limits in the 2011 Stock Benefit Plan, and to any outstanding awards and/or to the price for each share of Common Stock subject to outstanding awards of stock options and stock appreciation rights to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding.  Participants in the 2011 Stock Benefit Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Unless otherwise provided by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of Common Stock to be issued pursuant to the exercise or vesting.

Amendments and Termination.  The Board may at any time amend or discontinue the 2011 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder's consent. To the extent required under the rules of the NYSE, any amendments that materially change the terms of the 2011 Stock Benefit Plan will be subject to approval by the stockholders. Amendments shall also be subject to approval by the stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options.

Effective Date of 2011 Plan.  The Board adopted the 2011 Stock Benefit Plan on February 12, 2011, and the 2011 Stock Benefit Plan became effective on the date it was approved by stockholders, May 3, 2011. No awards may be granted under the 2011 Stock Benefit Plan after May 3, 2021.

New Plan Benefits

The 2011 Stock Benefit Plan is administered by the Committee, which determines the persons to be granted awards under the plan and the number and type of awards to be granted.  It is expected that the Committee will consider an unknown number and type of awards for grant to the non-employee Directors following the Annual Meeting of Stockholders in April 2014.  A “New Plan Benefits” table is not provided because all award grants are subject to the Compensation Committee’s discretion.  Accordingly, it is not possible to determine who will receive awards or the type or amount of any award which may be made.

Certain Federal Tax Consequences

The following summarizes the Federal income tax consequences of the issuance, exercise or maturity of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock units, dividend equivalent rights and restricted stock under the 2011 Stock Benefit Plan under the Code.

Non-Qualified Stock Options. The grant of non-qualified stock options under the 2011 Stock Benefit Plan normally will not result in any federal income tax consequences to the grantee or to the Company.

Upon exercise of a non-qualified stock option the grantee recognizes ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. Any gain or loss on the grantee’s subsequent disposition of the shares will receive capital gain or loss treatment. The Company is generally entitled to a tax deduction on the date of exercise equal to the amount of the ordinary income recognized by the grantee.

Incentive Stock Options.  The grant of incentive stock options under the 2011 Stock Benefit Plan normally will not result in any federal income tax consequences to the grantee or to the Company.  The grantee recognizes no federal taxable income upon exercising the option (subject to the alternative minimum tax rules discussed below), except that if the incentive stock option is exercised more than three months (one year in the case of death or disability) after termination of employment, the tax treatment described above for non-qualified options will apply. In the event of a disposition of stock acquired upon exercise of an incentive option, the tax consequences depend upon how long the grantee has held the shares. If the grantee does not dispose of the shares within two years after the incentive option was granted, or within one year after exercise, the grantee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. Failure to satisfy either of the above holding periods results in ordinary compensation income in the year of disposition (a “disqualifying disposition”) equal to the lesser of: (i) the difference between the amount realized on the disposition and the exercise price; or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain to the grantee in excess of the amount taxed as ordinary income will be treated as capital gain. The difference between the fair market value of the shares at exercise and the exercise price is classified as an item of adjustment in the year of exercise of an incentive option for purposes of the grantee’s alternative minimum tax. This treatment will not apply if there is a disqualifying disposition in the same calendar year in which the incentive stock options are exercised.

The Company will generally not be entitled to a federal income tax deduction with respect to the grant or exercise of an incentive stock option.  However, in the event of a disqualifying disposition, the Company will be entitled to a federal income tax deduction in the year of the disqualifying disposition in an amount equal to the ordinary income realized by the grantee.

Stock Appreciation Right.  The grant of a stock appreciation right does not itself result in taxable income, nor does taxable income result merely because a stock appreciation right becomes exercisable.  Generally, if a grantee exercises a stock appreciation right for shares of stock or receives payment in cancellation of a stock appreciation right, the grantee will have ordinary income equal to the amount of any cash and the fair market value of any stock received.  The Company is generally entitled to a tax deduction on the date of exercise equal to the amount of the ordinary income recognized by the grantee.

Restricted Stock.  Grantees of restricted stock will recognize no income at the time of grant provided that the restriction creates a substantial risk of forfeiture. On the date that the stock is no longer subject to a substantial risk of forfeiture, the recipient will recognize ordinary compensation income on the difference between the amount paid for such stock (normally zero) and the fair market value of these shares on that date. Any gain or loss on the recipient’s later disposition of the shares will receive capital gain or loss treatment.

Recipients of restricted stock may, within 30 days after issuance, make a “Section 83(b) election” to recognize the fair market value of that restricted stock as ordinary compensation income in the year that the restricted stock is received. If that election is made, the recipient recognizes no further compensation income upon the lapse of restrictions and any subsequent disposition will give rise to capital gain or loss based on the difference between the compensation income recognized under the election and the sale proceeds.

The Company is generally entitled to a tax deduction at the same time and in the same amount that the grantee recognizes ordinary income.

Restricted Stock Units/Dividend Equivalent Rights.  A grantee will not be deemed to receive any taxable income upon the grant of restricted stock units or dividend equivalent rights.  When vested restricted stock units or dividend equivalent rights are settled and paid, the grantee will recognize ordinary income equal to the amount of cash and/or the fair market value of cash and shares received.  Upon the later sale of the shares, the difference between the fair market value at settlement and the sale price will be capital gain or loss.

The Company is generally entitled to a tax deduction at the same time and in the same amount that the grantee recognizes ordinary income.

Section 409A of the Code imposes restrictions on nonqualified deferred compensation.  Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder in the amount equal to 20% of the deferred amount, and a possible interest charge.  Stock options and stock appreciation rights granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features.  Stock options and stock appreciation rights that would be awarded under the 2011 Stock Benefit Plan are intended to be eligible for this exception.

Compensation income recognized by an employee in the various situations discussed above may be subject to withholding for federal income and employment tax purposes.

Capital gain or loss is treated as long term or short term depending on whether the shares are held for more than one year following exercise (one year following lapse of the restrictions in the case of restricted stock).  Capital gain income is not subject to tax withholding.

The foregoing is only a summary of the federal income tax consequences of 2011 Stock Benefit Plan transactions and is based upon federal income tax laws in effect on the date of this Proxy Statement. Reference should be made to the applicable provisions of the Code. This summary does not purport to be complete, and does not discuss the tax laws of any municipality, state or foreign country to which the grantee may be subject.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2011 STOCK BENEFIT PLAN.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) is composed entirely of independent Directors as required by applicable securities laws and the current listing standards of the NYSE.  Its members are identified at the end of this report.  The Audit Committee operates under a written charter adopted by the Committee and the Board.

As described more fully in its charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  Among other matters, the Audit Committee is responsible for the selection and oversight of the appointment, performance and compensation of the Company’s independent registered public accounting firm.

The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls.  The independent registered public accounting firm is responsible for performing an integrated audit on the Company’s consolidated financial statements, as well as on the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and for issuing a report thereon.  The Audit Committee, in carrying out its role, relies on the Company’s senior management and its independent public accountants.

During 2013, the Audit Committee met four times.  The Audit Committee’s meetings include, no less frequently than quarterly, executive sessions with the Company’s independent registered public accounting firm without the presence of the Company’s management, and sessions with the Company’s management without the presence of the Company’s independent registered public accounting firm.  The Audit Committee also meets in executive session with the Company’s Vice President-Internal Audit without the presence of the Company’s other management.

As part of its oversight responsibility, the Audit Committee reviewed and discussed with both management and the Company’s independent registered public accounting firm, all annual and quarterly financial statements prior to their issuance.  Management advised the Audit Committee that each set of the Company’s financial statements was prepared in accordance with generally accepted accounting principles and that all significant accounting and disclosure issues were reviewed with the Audit Committee.  In addition, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal audit program.

The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16, as amended (Communications With Audit Committees).  In addition, the Company’s independent registered public accounting firm provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.  The Audit Committee discussed with the independent registered public accounting firm their independence from management and the Company.

All audit and non-audit services provided by PricewaterhouseCoopers LLP and the fees paid by the Company with respect to such services have been reviewed and pre-approved by the Audit Committee, which has also considered whether the provision of any non-audit services is compatible with maintaining the independent registered public accounting firm’s independence and determined that such services were compatible with the maintenance of independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Stephen R. Blank, Chair
Bonnie S. Biumi
Alan L. Gosule
Leonard F. Helbig, III

Principal Accounting Fees and Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm.  The Audit Committee pre-approves on an annual basis the provision of certain audit, audit-related and tax services specifically described to the Audit Committee.  Any additional engagements require separate pre-approval.  As permitted by the SEC’s rules, the Audit Committee authorized its Chair, Stephen Blank, to approve any additional non-audit services to be provided by the independent registered public accounting firm, provided that such service is permitted without impairing the firm’s independence under applicable laws and regulations and reported to the full Audit Committee at its next meeting.

All of the services described below for 2013 and 2012 were pre-approved by the Audit Committee.  The Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintenance of the firm’s independence in the conduct of its audit function and determined that such services were compatible with the maintenance of independence.

Aggregate fees for professional services rendered to the Company by PricewaterhouseCoopers LLP as of or for the years ended December 31, 2013 and 2012, were:

	2013	2012
Audit fees (1)	$853,789	$893,279
Audit-related fees (2)	76,188	35,881
Tax fees (3)	139,500	140,400
All other fees (4)	54,444	54,444
Total fees	$1,123,921	$1,124,004

(1)           Audit fees consisted of professional services rendered for the annual audits and quarterly reviews of the Company's consolidated financial statements as well as the audits of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)           Audit-related fees consisted of assurance and related services in connection with the issuance of comfort letters, consents and assistance with review of documents filed with the SEC.

(3)           Tax fees consisted of services related to preparation of tax returns of $125,500 for 2013 and $125,500 for 2012 and tax planning and tax advice $14,000 for 2013 and $14,900 for 2012.

(4)           All other fees consisted of license fees for software developed by PricewaterhouseCoopers LLP, including those that assisted with partner allocations for the Operating Partnership.

PROPOSAL 5
RATIFICATION OF APPOINTMENT OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

The Audit Committee has appointed, and the Board of Directors has ratified, the appointment of the accounting firm of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand, L.L.P.) has served as the Company’s independent registered public accounting firm since commencement of the Company’s operations and is considered by the Audit Committee, the Board of Directors and management of the Company to be well qualified.  The stockholders are being asked to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP.  If the stockholders fail to ratify this appointment, the Audit Committee may, but is not required to, reconsider whether to retain that firm.  Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.  A representative of PricewaterhouseCoopers LLP will be present at the 2014 Annual Meeting of Stockholders and will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE 2014 FISCAL YEAR.

ADDITIONAL INFORMATION

Solicitation of Proxies

The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company.  In addition to the solicitation of proxies by mail, the Directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities.  The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners.  The Company will reimburse such holders for their reasonable expenses.

Tabulation of Votes

As part of its responsibilities as the Company’s transfer agent, Computershare Shareholder Services LLC will tabulate all stockholders’ votes made by written, telephonic and Internet proxies.

Stockholder Proposals

A stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s Proxy Statement and form of proxy for the 2015 Annual Meeting of Stockholders must be received by the Company by the close of business on November 28, 2014.  Any proposal submitted outside the process of Rule 14a-8 received after February 11, 2015 will not, under the rules of the SEC, be considered timely for presentation at the 2015 Annual Meeting.  A proposal must comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the Proxy Statement and form of proxy, and the proponent or a representative of the proponent must attend the annual meeting to present the proposal.

Form 10-K

Copies of the 2013 Form 10-K may be obtained without charge from Shareholder Services, Home Properties, Inc., 850 Clinton Square, Rochester, New York 14604.  A copy of the Form 10-K is also available through the Company’s website at www.homeproperties.com or from the SEC at its website at www.sec.gov.

Other Matters

The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the 2014 Annual Meeting of Stockholders.  If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY.  PLEASE VOTE BY INTERNET, TELEPHONE OR COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

HOME PROPERTIES®
QUALITY APARTMENT COMMUNITIES

IMPORTANT ANNUAL MEETING INFORMATION

000004

C123456789

ENDORSEMENT_LINE______________ SACKPACK_______________

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 28, 2014.

Vote by Internet

- Go to **www.investorvote.com/HME**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL ONE AND FOR PROPOSALS TWO, THREE, FOUR AND FIVE.

1. To elect the following persons as directors to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.

Nominee	For	Against	Abstain
01 - Michael D. Barnello	☐	☐	☐
02 - Bonnie S. Biumi	☐	☐	☐
03 - Stephen R. Blank	☐	☐	☐
04 - Alan L. Gosule	☐	☐	☐
05 - Leonard F. Helbig, III	☐	☐	☐
06 - Thomas P. Lydon, Jr.	☐	☐	☐
07 - Edward J. Pettinella	☐	☐	☐
08 - Clifford W. Smith, Jr.	☐	☐	☐

6. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign below exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 1 9 2 5 5 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01SDFB

PLEASE COMPLETE AND RETURN IN THE ENVELOPE PROVIDED TO:

PROXY SERVICES
C/O COMPUTERSHARE INVESTOR SERVICES
PO BOX 43102
PROVIDENCE RI 02940-5068

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders to be held on April 29, 2014:
The Proxy Statement and the 2013 Annual Report to Stockholders are available at: **http://www.homeproperties.com/Investors**

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — HOME PROPERTIES, INC.

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS APRIL 29, 2014

The undersigned hereby appoints Edward J. Pettinella and Ann M. McCormick as Proxies with full power of substitution to represent the undersigned and to vote all Common Stock of Home Properties, Inc. which the undersigned would be entitled to vote at the 2014 Annual Meeting of Stockholders of the Company to be held at 9 a.m., on April 29, 2014, and any adjournment thereof.

The Meeting will be held at Clinton Square, 14th Floor, Rochester, New York. Clinton Square is located at the northwest corner of Clinton Avenue and Broad Street in downtown Rochester, New York. There will be no formal presentation at the Annual Meeting other than a brief report on the outcome of the stockholder vote.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED THEREON. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

(Continued and to be marked, dated, and signed, on the other side.)

HOME PROPERTIES®
QUALITY APARTMENT COMMUNITIES

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 27, 2014.

Vote by Internet
- Go to **www.investorvote.com/HME**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone
- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL ONE AND FOR PROPOSALS TWO, THREE, FOUR AND FIVE.

1. To elect the following persons as directors to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.

Nominee	For	Against	Abstain
01 - Michael D. Barnello	☐	☐	☐
02 - Bonnie S. Biumi	☐	☐	☐
03 - Stephen R. Blank	☐	☐	☐
04 - Alan L. Gosule	☐	☐	☐
05 - Leonard F. Helbig, III	☐	☐	☐
06 - Thomas P. Lydon, Jr.	☐	☐	☐
07 - Edward J. Pettinella	☐	☐	☐
08 - Clifford W. Smith, Jr.	☐	☐	☐

6. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign below exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 1 5 9 8 8 3 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01SKWB

PLEASE COMPLETE AND RETURN IN THE ENVELOPE PROVIDED TO:

PROXY SERVICES
C/O COMPUTERSHARE INVESTOR SERVICES
PO BOX 43102
PROVIDENCE RI 02940-5068

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders to be held on April 29, 2014:
The Proxy Statement and the 2013 Annual Report to Stockholders are available at: **http://www.homeproperties.com/Investors**

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — HOME PROPERTIES, INC.

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS APRIL 29, 2014

The undersigned hereby appoints Edward J. Pettinella and Ann M. McCormick as Proxies with full power of substitution to represent the undersigned and to vote all Common Stock of Home Properties, Inc. which the undersigned would be entitled to vote at the 2014 Annual Meeting of Stockholders of the Company to be held at 9 a.m., on April 29, 2014, and any adjournment thereof.

The Meeting will be held at Clinton Square, 14th Floor, Rochester, New York. Clinton Square is located at the northwest corner of Clinton Avenue and Broad Street in downtown Rochester, New York. There will be no formal presentation at the Annual Meeting other than a brief report on the outcome of the stockholder vote.

State Street Bank and Trust Company ("State Street"), as trustee of the Home Properties Retirement Savings Plan, will vote shares attributable to participant accounts as directed. If you do not provide your voting directions by 11:59 p.m. Eastern time on April 27, 2014, the shares attributable to your account will be voted by State Street in the same proportion as it votes shares for which it does receive timely voting directions from participants.

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

(Continued and to be marked, dated, and signed, on the other side.)